SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ----------------

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported) November 18, 2001
                                                      ----------------------


                  RESOURCE BANCSHARES MORTGAGE GROUP, INC.
               ---------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


Delaware                                000-21786               57-0962375
-----------------------------           ---------               ----------
(State or Other Jurisdiction      (Commission File Number)   (I.R.S. Employer
of Incorporation)                                            Identification No.)


                   7909 Parklane Road, Columbia, SC    29223
            (Address of Principal Executive Offices) (Zip Code)


     (Registrant's Telephone Number, Including Area Code) (803)741-3000
                                                          ---------------


         ----------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.  OTHER EVENTS.

         On November 18, 2001, Resource Bancshares Mortgage Group, Inc., a Delaware corporation ("RBMG"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with NetBank, Inc. a Georgia corporation ("NetBank") and Palmetto Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of NetBank ("Merger Sub"), pursuant to which Merger Sub will merge with and into RBMG (the "Merger"). Each share of RBMG common stock, par value $0.01 per share ("RBMG Common Stock"), outstanding immediately prior to the effective time of the Merger, (together with the rights associated with such shares issued pursuant to the Rights Plan, dated as of February 6, 1998, between RBMG and First Chicago Trust Company of New York, as rights agent) shall be converted into the right to receive
1.1382 shares of common stock, par value $0.01 per share, of NetBank. The Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

         Consummation of the Merger is subject to the satisfaction of certain conditions, including the approval of the Merger Agreement by the stockholders of RBMG and NetBank and the receipt of all requisite regulatory approvals.

         Following consummation of the Merger, Douglas K. Freeman, currently RBMG's Chairman and Chief Executive Officer, will serve as Chief Executive Officer of the combined company and T. Stephen Johnson, currently Chairman of NetBank, will become Chairman of the combined company until the date of NetBank's public announcement of $.25 per share or more for operating earnings in a quarter (or at such earlier time as Mr. Johnson may cease to serve in such role). On such date, Mr. Freeman shall become the Chairman of the board of NetBank until December 31, 2005. Following consummation of the Merger, the board of directors of the combined company will consist of 11 members, which will include six directors from the pre-merger NetBank board, four members from the pre-merger RBMG board and one director common to both boards.

         The joint press release issued by RBMG and NetBank with respect to the Merger is filed herewith as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

(c)      Exhibits

         The following Exhibits are filed with this Current Report on Form
8-K:

Exhibit
Number        Description

2.1 Agreement and Plan of Merger, dated as of November 18, 2001, by and among NetBank, Inc., Resource Bancshares Mortgage Group, Inc. and Palmetto Acquisition Corp.

99.1 Text of press release issued by NetBank, Inc. and Resource Bancshares Mortgage Group, Inc. on November 19, 2001.



                                 SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: November 29, 2001

                                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.


                                    By /s/ Steven F. Herbert
                                       ------------------------
                                       Name:  Steven F. Herbert
                                       Title: Chief Financial Executive



                               EXHIBIT INDEX

Exhibit
Number        Description

2.1 Agreement and Plan of Merger, dated as of November 18, 2001, by and among NetBank, Inc., Resource Bancshares Mortgage Group, Inc. and Palmetto Acquisition Corp.

99.1 Text of press release issued by NetBank, Inc. and Resource Bancshares Mortgage Group, Inc. on November 19, 2001.



                                                                Exhibit 2.1







                        AGREEMENT AND PLAN OF MERGER

                                BY AND AMONG

                               NETBANK, INC.,

                 RESOURCE BANCSHARES MORTGAGE GROUP, INC.,

                                    AND

                         PALMETTO ACQUISITION CORP.


                          DATED NOVEMBER 18, 2001




                             TABLE OF CONTENTS

                                                                    Page No.

ARTICLE 1.        DEFINITIONS...........................................1

   1.1        DEFINITIONS...............................................1

ARTICLE 2.        THE MERGER...........................................10

   2.1        MERGER...................................................10
   2.2        ARTICLES OR CERTIFICATES OF MERGER.......................10
   2.3        EFFECTIVE TIME...........................................11
   2.4        FURTHER ASSURANCES.......................................11
   2.5        MERGER CONSIDERATION.....................................11
   2.6        EXCHANGE OF SHARES; PAYMENT OF MERGER CONSIDERATION......11
   2.7        CLOSING..................................................13
   2.8        ANTI-DILUTION PROVISIONS.................................14
   2.9        CONVERSION OF STOCK OPTIONS..............................14
   2.10       EFFECT OF MERGER.........................................15

ARTICLE 3.        REPRESENTATIONS AND WARRANTIES OF RBMG...............15

   3.1        ORGANIZATION, STANDING, AND POWER OF RBMG................15
   3.2        AUTHORITY OF RBMG; NO BREACH BY AGREEMENT................15
   3.3        RBMG STOCK...............................................16
   3.4        FINANCIAL STATEMENTS OF RBMG.............................16
   3.5        MINUTE BOOKS.............................................17
   3.6        SUBSIDIARIES.............................................17
   3.7        ORGANIZATION, STANDING AND AUTHORITY OF THE SUBSIDIARIES.17
   3.8        ABSENCE OF UNDISCLOSED LIABILITIES.......................18
   3.9        ABSENCE OF CERTAIN CHANGES OR EVENTS.....................18
   3.10       TAX MATTERS..............................................18
   3.11       ASSETS...................................................20
   3.12       INTELLECTUAL PROPERTY....................................21
   3.13       ENVIRONMENTAL MATTERS....................................21
   3.14       COMPLIANCE WITH LAWS.....................................22
   3.15       LABOR RELATIONS..........................................23
   3.16       EMPLOYEES; COMPENSATION; BENEFIT PLANS...................23
   3.17       MATERIAL CONTRACTS.......................................26
   3.18       LEGAL AND DISCIPLINARY PROCEEDINGS.......................27
   3.19       REPORTS..................................................28
   3.20       ACCOUNTING, TAX AND REGULATORY MATTERS...................28
   3.21       ARTICLES OF INCORPORATION PROVISIONS.....................28
   3.22       STATEMENTS TRUE AND CORRECT..............................28
   3.23       CONSENTS AND APPROVALS; NO VIOLATIONS....................28
   3.24       LENDER AND SERVICER QUALIFICATIONS.......................29
   3.25       LOAN AND MORTGAGE SERVICING PORTFOLIO....................30
   3.26       NO RECOURSE..............................................32
   3.27       MORTGAGE SERVICING AGREEMENTS............................33
   3.28       INVESTOR COMMITMENTS AND SERVICING COMMITMENTS...........33
   3.29       CUSTODIAL ACCOUNTS.......................................34
   3.30       POOL CERTIFICATION.......................................34
   3.31       EQUIPMENT LEASING........................................34
   3.32       FAIRNESS OPINION.........................................34

ARTICLE 4.         REPRESENTATIONS AND WARRANTIES OF NETBANK...........35

   4.1        ORGANIZATION, STANDING, AND POWER OF NETBANK.............35
   4.2        AUTHORITY OF NETBANK; NO BREACH BY AGREEMENT.............35
   4.3        NETBANK STOCK............................................36
   4.4        FINANCIAL STATEMENTS OF NETBANK..........................36
   4.5        MINUTE BOOKS.............................................36
   4.6        SUBSIDIARIES.............................................37
   4.7        ORGANIZATION, STANDING AND AUTHORITY OF THE SUBSIDIARIES.37
   4.8        ABSENCE OF UNDISCLOSED LIABILITIES.......................37
   4.9        ABSENCE OF CERTAIN CHANGES OR EVENTS.....................37
   4.10       TAX MATTERS..............................................38
   4.11       ASSETS...................................................39
   4.12       INTELLECTUAL PROPERTY....................................40
   4.13       ENVIRONMENTAL MATTERS....................................41
   4.14       COMPLIANCE WITH LAWS.....................................41
   4.15       LABOR RELATIONS..........................................42
   4.16       EMPLOYEES; COMPENSATION; BENEFIT PLANS...................42
   4.17       MATERIAL CONTRACTS.......................................46
   4.18       LEGAL AND DISCIPLINARY PROCEEDINGS.......................47
   4.19       REPORTS..................................................47
   4.20       ACCOUNTING, TAX AND REGULATORY MATTERS...................47
   4.21       ARTICLES OF INCORPORATION PROVISIONS.....................47
   4.22       STATEMENTS TRUE AND CORRECT..............................47
   4.23       CONSENTS AND APPROVALS; NO VIOLATIONS....................48
   4.24       LENDER AND SERVICER QUALIFICATIONS.......................48
   4.25       LOAN AND MORTGAGE SERVICING PORTFOLIO....................49
   4.26       NO RECOURSE..............................................51
   4.27       MORTGAGE SERVICING, AGREEMENTS...........................52
   4.28       INVESTOR COMMITMENTS AND SERVICING COMMITMENTS...........52
   4.29       CUSTODIAL ACCOUNTS.......................................53
   4.30       POOL CERTIFICATION.......................................53
   4.31       EQUIPMENT LEASING........................................53
   4.32       FAIRNESS OPINION.........................................53
   4.33       LOAN PORTFOLIO...........................................54

ARTICLE 5.        COVENANTS............................................54

   5.1        AFFIRMATIVE COVENANTS OF RBMG............................54
   5.2        NEGATIVE COVENANTS OF RBMG...............................54
   5.3        AFFIRMATIVE COVENANTS OF NETBANK.........................57
   5.4        NEGATIVE COVENANTS OF NETBANK............................57
   5.5        ADVERSE CHANGES IN CONDITION.............................60
   5.6        REPORTS..................................................60
   5.7        AFFILIATES...............................................60

ARTICLE 6.        ADDITIONAL AGREEMENTS................................60

   6.1        RBMG SHAREHOLDER MEETING.................................60
   6.2        NETBANK SHAREHOLDER MEETING..............................61
   6.3        REGULATORY MATTERS.......................................61
   6.4        STOCK EXCHANGE LISTING...................................62
   6.5        ACCESS TO INFORMATION....................................62
   6.6        AGREEMENT AS TO EFFORTS TO CONSUMMATE....................63
   6.7        SECTION 401(K) PLAN; OTHER EMPLOYEE BENEFITS.............63
   6.8        CONFIDENTIALITY..........................................65
   6.9        PRESS RELEASES...........................................65
   6.10       EXECUTIVE OFFICERS, SUCCESSION...........................65
   6.11       POST-MERGER BOARD OF DIRECTORS AND COMMITTEES............65

ARTICLE 7.        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE....66

   7.1        CONDITIONS TO OBLIGATIONS OF EACH PARTY..................66
   7.2        CONDITIONS TO OBLIGATIONS OF NETBANK.....................67
   7.3        CONDITIONS TO OBLIGATIONS OF RBMG........................68

ARTICLE 8.        TERMINATION..........................................69

   8.1        TERMINATION..............................................69
   8.2        EFFECT OF TERMINATION....................................70

ARTICLE 9.        MISCELLANEOUS........................................70

   9.1        EXPENSES.................................................70
   9.2        BROKERS AND FINDERS......................................71
   9.3        ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES..............71
   9.4        AMENDMENTS...............................................71
   9.5        WAIVERS..................................................71
   9.6        ASSIGNMENT...............................................72
   9.7        NOTICES..................................................72
   9.8        GOVERNING LAW............................................72
   9.9        COUNTERPARTS.............................................72
   9.10       CAPTIONS, ARTICLES AND SECTIONS..........................73
   9.11       INTERPRETATIONS..........................................73
   9.12       ENFORCEMENT OF AGREEMENT.................................73
   9.13       SEVERABILITY.............................................73



         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 18th day of November, 2001 by and among NETBANK, INC., a Georgia corporation ("NetBank"); RESOURCE BANCSHARES MORTGAGE GROUP, INC., a Delaware corporation ("RBMG"); and PALMETTO ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of NetBank ("Merger Sub").


                                  Recitals

         A. The authorized shares of capital stock of RBMG consist of 50,000,000 shares of common stock, par value of $.01 per share, of which 16,599,864 shares are issued and outstanding as of October 31, 2001 (the "RBMG Common Stock"); and 5,000,000 shares of preferred stock, par value of $.01 per share, of which none are issued or outstanding (the "RBMG Preferred Stock") (collectively, RBMG Common Stock and RBMG Preferred Stock are referred to as the "RBMG Stock");

         B. The authorized shares of capital stock of NetBank consist of 100,000,000 shares of common stock, par value of $.01 per share, of which 29,433,604 shares are issued and outstanding as of September 30, 2001 (the "NetBank Common Stock"); and 10,000,000 shares of preferred stock, par value of $.01 per share, of which none are issued or outstanding (the "NetBank Preferred Stock") (collectively, NetBank Common Stock and NetBank Preferred Stock are referred to as the "NetBank Stock");

         C. The authorized shares of capital stock of Merger Sub consist of 100 shares of common stock, par value of $.01 per share, of which 100 shares are issued and outstanding (the "Merger Sub Common Stock").

         D. NetBank, RBMG and Merger Sub desire that Merger Sub shall be merged with and into RBMG, with RBMG being the surviving corporation (said transaction being hereinafter referred to as the "Merger"), and the parties desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated hereby.

         E. Certain terms used in this Agreement are defined in Article 1 of this Agreement.

         NOW, THEREFORE, in consideration of the above recitals and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the Parties to this Agreement agree as follows:

                                ARTICLE 1.
                                DEFINITIONS

         1.1 Definitions.

         (a) Except as otherwise provided herein, the capitalized terms used herein shall have the following meanings:

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Acquisition Proposal" with respect to a Person shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the shares or assets of, or other business combination involving the acquisition of such Person or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Person or any of its Subsidiaries.

         "Affiliate" of a Person shall mean any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

         "Agency" shall mean the United States Department of Housing and Urban Development, Freddie Mac, the Government National Mortgage
Association, Fannie Mae, and the Veteran's Administration.

         "Agreement" shall mean this Merger Agreement, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

         "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person or any Affiliate of such Person and wherever located.

         "Benefit Plan Determination Date" shall mean, with respect to any Plan maintained by RBMG at the Effective Time, the date determined by NetBank with respect to each such plan or program which shall occur following the Effective Time but shall be not later than December 31, 2003.

         "Certificate" shall have the meaning given in Section 2.6(a) hereto.

         "Closing" has the meaning given in Section 2.7 hereto.

         "Closing Date" shall mean the date on which the Closing occurs as provided for in Section 2.7 hereto.

         "Confidentiality Agreements" shall mean the two confidentiality agreements dated October 29, 2001, between RBMG and NetBank.

         "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

         "Consumer Credit Law" shall mean the federal Real Estate Settlement Procedures Act of 1974, the Flood Insurance Protection Act, the Consumer Credit Protection Act, the Truth-in-Lending Act, the Equal Credit Opportunity Act, and the Fair Credit Reporting Act, and all state law equivalents of the foregoing, each as amended from time to time, and all regulations promulgated thereunder.

         "Continuing NetBank Director" has the meaning given in Section 6.11(d) hereto.

         "Continuing RBMG Director" has the meaning given in Section 6.11(d) hereto.

         "Contract" shall mean any written or oral agreement (provided such oral agreement is, in any one year period, in excess of $100,000 individually, or $1,000,000 in the aggregate), arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital shares, Assets or business.

         "Custodial Account" has the meaning given in Section 3.29 hereto.

         "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, after failing to cure any such breach, violation, default, contravention or conflict within any applicable grace or cure period (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
(iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

         "Deferred Taxes" shall have the meaning given under GAAP.

         "DGCL" means the General Corporation Law of the State of Delaware.

         "Effective Time" has the meaning given in Section 2.3 hereto.

         "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

         "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital shares of a Person or by which a Person is or may be bound to issue additional shares of its capital shares or other Equity Rights.

         "Exchange Act" shall mean the Securities Exchange Act of 1933, as amended.

         "Exchange Agent" has the meaning given in Section 2.6(d) hereto.

         "Exchange Fund" has the meaning given in Section 2.6(d) hereto.

         "Exchange Ratio" has the meaning given in Section 2.5(a) hereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "FHLMC" means Freddie Mac.

         "FNMA" means Fannie Mae.

         "Financial Statements of NetBank" shall mean (i) the year-end audited financial statements (including related notes and schedules, if any) of NetBank as of December 31, 1998, 1999 and 2000, consisting of consolidated balance sheets and the related consolidated statements of income, changes in the shareholders' equity, and cash flows (including related notes and schedules, if any) for NetBank for the fiscal years ended on such dates as reported on NetBank's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC under the Exchange Act, and (ii) the unaudited financial statements of NetBank (including related notes and schedules, if any) consisting of consolidated balance sheets and the related consolidated statements of income, changes in the shareholder equity, and cash flows (including related notes and schedules, if any) with respect to periods ended March 31, 2001, June 30, 2001 and September 30, 2001 as reported on NetBank's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, filed with the SEC under the Exchange Act.

         "Financial Statements of RBMG" shall mean (i) the year-end audited financial statements (including related notes and schedules, if any) of RBMG as of December 31, 1998, 1999 and 2000, consisting of consolidated balance sheets and the related consolidated statements of income, changes in the shareholders' equity, and cash flows (including related notes and schedules, if any) for RBMG for the fiscal years ended on such dates as reported on RBMG's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC under the Exchange Act, and (ii) the unaudited financial statements of RBMG (including related notes and schedules, if any) consisting of consolidated balance sheets and the related consolidated statements of income, changes in the shareholder equity, and cash flows (including related notes and schedules, if any) with respect to periods ended March 31, 2001, June 30, 2001 and September 30, 2001 as reported on RBMG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, filed with the SEC under the Exchange Act.

         "GAAP" shall mean accounting principles generally accepted in the United States of America, consistently applied during the periods involved.

         "GNMA" means the Government National Mortgage Association.

         "Hazardous Material" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement. removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

         "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "HUD" means the United States Department of Housing and Urban Development.

         "Intellectual Property" shall mean copyrights, domain names, patents, trademarks, service marks, service names, trade names, applications therefor, and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights and, with respect to RBMG includes the RBMG Marks, and with respect to NetBank includes the NetBank Marks.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Investor" shall mean any owner, purchaser or beneficiary (other than an Agency) of a Mortgage Loan or of any proceeds of, or interest in or from, a Mortgage Loan, including any owner, purchaser or beneficiary of mortgage servicing rights with respect to a Mortgage Loan other than a lender giving a security interest in mortgage servicing rights or Mortgage Loans.

         "Investor Commitment" means a commitment of a Person to purchase a Mortgage Loan owned by a specified Party.

         "Joint Proxy Statement-Prospectus" shall mean the joint proxy statement-prospectus in definitive form relating to the meeting of RBMG and NetBank shareholders to be held in connection with this Agreement and the transactions contemplated hereby.

         "Knowledge" as used with respect to a Party (including references to being aware of a particular matter) shall mean those facts that are known or should reasonably have been known by (a) with respect to RBMG, its chairman and chief executive officer, chief financial executive, chief portfolio management executive, chief strategic initiatives executive, chief human resources executive, chief legal executive, chief audit executive, or chief technology executive and (b) with respect to NetBank and the NetBank Subsidiaries and each of their chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, or legal officer.

         "Law" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including, without limitation, (i) all laws and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious, age and other prohibited discrimination, all other labor laws, including, without limitation, the Family and Medical Leave Act, and (ii) all licensure, disclosure, usury and other consumer credit laws and regulations governing residential, mortgage lending and brokering, including, but not limited to, all applicable rules, regulations, standards and guidelines promulgated by the Board of Governors of the Federal Reserve System, the state agencies and all applicable provisions of the Consumer Credit Laws, each as amended from time to time, and all regulations promulgated thereunder.

         "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

         "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, investigation hearing, criminal prosecution, governmental or other examination or other administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, including, without limitation, any such matter that involves any Agency or Investor.

         "Loan Document" means the files, records and documents necessary to originate, close and/or service RBMG Loans or NetBank Loans, as applicable, in accordance with applicable standards.

         "Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of a Party or its Affiliates, taken as a whole, or (ii) the ability of a Party or its Affiliates to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, provided that a "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in securities, banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to the affected Party, (c) actions and omissions of a Party (or any of its Affiliates) taken with the prior informed written Consent of the other Party in contemplation of the transactions contemplated hereby, (d) changes in market interest rates, or (e) the direct effects of compliance with this Agreement on the operating performance of the Parties, including, without limitation, expenses incurred by the Parties in consummating the transactions contemplated by this Agreement or relating to any litigation arising as a result of the Merger.

         "Material Equipment Leases" shall mean, with respect to a Person, each equipment lease entered into by such Person that, individually during the remaining term of the lease as of the date of this Agreement, would require such Person to make lease payments in excess of $100,000; provided, however, that Material Equipment Leases shall mean all equipment leases entered into by such Person if, during the remaining term of all such leases as of the date of this Agreement, such Person would be required to make lease payments in the aggregate in excess of $500,000.

         "Merger" has the meaning given in Recital D hereto.

         "Merger Sub Common Stock" has the meaning given in Recital C hereto.

         "Mortgage Loan" shall mean a RBMG Loan or a NetBank Loan as determined by the context.

         "NetBank Common Stock" has the meaning given in Recital B hereto.

         "NetBank Contract" has the meaning given in Section 4.17(a) hereto.

         "NetBank Director" has the meaning given in Section 6.11(d) hereto.

         "NetBank Loan" shall mean any loan of the type disclosed by NetBank in "Note 4. Loans" in "Note to Consolidated Financial Statements" filed as a part of the Form 10-K for the year ended December 31, 2000 and any other loan authorized for NetBank or any subsidiary to own or originate as to which applications were accepted and processed by NetBank or a NetBank Subsidiary or which otherwise was originated, underwritten, closed, or funded by NetBank or a NetBank Subsidiary, or which was brokered to or by NetBank or a NetBank Subsidiary.

         "NetBank Market Value" has the meaning given in Section 2.5(b) hereto.

         "NetBank Marks" has the meaning given in Section 4.12 hereto.

         "NetBank Option" has the meaning given in Section 2.9(b) hereto.

         "NetBank Preferred Stock" has the meaning in Recital B hereto.

         "NetBank Stock" has the meaning in Recital B hereto.

         "Operating Property" shall mean any property owned, leased, or operated by a Party or its Affiliates and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

         "Participation Facility" shall mean any facility or property in which a Party or its Affiliates participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

         "Party" shall mean NetBank, RBMG, or Palmetto Acquisition Corp., as applicable.

         "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

         "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "Plan" has the meaning given in Section 3.16(b).

         "RBC" shall mean Resource Bancshares Corporation.

         "RBMG Common Stock" has the meaning given in Recital A hereto.

         "RBMG Contract" has the meaning given in Section 3.17(a) hereto.

         "RBMG Director" has the meaning given in Section 6.11(d) hereto.

         "RBMG Option" has the meaning given in Section 2.9(a) hereto.

         "RBMG Loan" shall mean any loan secured by a first or subordinate lien on residential real property (including, without limitation, individual units of condominiums and cooperatives) as to which applications were accepted and processed by RBMG or a RBMG Subsidiary or which otherwise was originated, underwritten, closed, or funded by RBMG or a RBMG Subsidiary, or which was brokered to or by RBMG or a RBMG Subsidiary.

         "RBMG Marks" has the meaning given in Section 3.12 hereto.

         "RBMG Preferred Stock" has the meaning given in Recital A hereto.

         "RBMG Stock" has the meaning given in Recital A hereto.

         "Registration Statement" shall mean the registration statement on Form S-4 (or any subsequent form adopted by the SEC to replace or supersede Form S-4), including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by NetBank under the 1933 Act with respect to all the shares of NetBank Common Stock to be issued to the holders of RBMG Stock in the transactions contemplated by this Agreement.

         "Regulations" shall mean all applicable rules, regulations, requirements, standards and guidelines promulgated by the United States Department of Housing and Urban Development, Freddie Mac, the Government National Mortgage Association, Fannie Mae, the Veteran's Administration, or any Investor.

         "Regulatory Authorities" shall mean, collectively, the SEC, the Federal Trade Commission, the United States Department of Justice, the Office of Thrift Supervision, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over any of the Parties or their respective Affiliates (but shall not include any Agency).

         "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

         "Rollover Option" has the meaning given in Section 2.9(a) hereto.

         "SEC" shall mean the Securities Exchange Commission.

         "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Affiliates with any Regulatory Authority pursuant to the Securities Laws.

         "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

         "Servicing Business" shall mean, with respect to a Person, the business of servicing mortgage loans conducted by such Person as of the date of this Agreement, but shall not include loan servicing performed by such Person in the ordinary course of business for the interim period following closing of the loan and before the sale of the loan by such Person to an Investor.

         "Servicing Commitment" means a commitment by a Party or such Party's Subsidiary to sell servicing rights with respect to such Party's Mortgage Loans.

         "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

         "Surviving Corporation" has the meaning given in Section 2.1 hereto.

         "Tax" or Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital shares, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

         "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

         "Transferred Employee" has the meaning given in Section 6.7(a) hereto.

         "Unexercised RBMG Options" has the meaning given in Section 2.9(a) hereto.

         "VA" means the United States Veterans' Administration.

(b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." The use of terms like "he" "his" "she" "hers" "it" "its" "them" and "their" shall not be construed to limit the applicability of any provision of this Agreement to only certain types of Persons.

                                ARTICLE 2.
                                 THE MERGER

         2.1 Merger. At the Effective Time and subject to the terms and conditions of this Agreement, Merger Sub will merge with and into RBMG in accordance with the provisions of Section 251 of the DGCL and with the effect provided in Sections 259 and 261 of the DGCL. RBMG shall be the surviving corporation resulting from the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective boards of directors of RBMG, NetBank and Merger Sub as set forth herein.

         2.2 Filing; Certificate of Merger. To effect the Merger, the Parties hereto shall cause a certificate of merger to be executed and filed with the Secretary of State of Delaware on the Closing Date.

         2.3 Effective Time. The Merger shall be effective at the day and hour specified in the certificate of merger as filed as provided in Section
2.2 (herein sometimes referred to as the "Effective Time").

         2.4 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of RBMG and NetBank acquired or to be acquired by reason of, or as a result of, the Merger, the Parties hereto each agree that they and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of RBMG and Merger Sub or otherwise to take any and all such actions.

         2.5 Merger Consideration.

                  (a) As used herein, the term "Merger Consideration" shall mean the number of shares of NetBank Common Stock (rounded to the nearest ten thousandth of a share) to be exchanged for each share of RBMG Common Stock issued and outstanding as of the Effective Time and cash (without interest) to be payable in exchange for any fractional share of NetBank Common Stock which would otherwise be distributable to a RBMG shareholder as provided in Section 2.6. Except as otherwise provided in Section 2.9, each share (together with the rights associated with such shares issued pursuant to the Rights Plan, dated as of February 6, 1998, between RBMG and First Chicago Trust Company of New York, as rights agent) of RBMG Common Stock outstanding immediately prior to the Effective Time, plus the shares represented by the Rollover Options, shall be converted into the right to receive 1.1382 shares of NetBank Common Stock (the "Exchange Ratio").

                  (b) The amount of cash payable with respect to any fractional share of NetBank Common Stock shall be determined by multiplying the fractional part of such share by the NetBank Market Value. The "NetBank Market Value" shall mean the last reported sale price of NetBank Common Stock on the Nasdaq Stock Market on the Closing Date.

                  (c) Each share of Merger Sub Common Stock issued and outstanding at the Effective Time shall, without any action on the part of the holder thereof, be converted into one share of the common stock of the Surviving Corporation and all such shares of common stock of the Surviving Corporation shall be owned by NetBank.

         2.6 Exchange of Shares; Payment of Merger Consideration

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of RBMG or the holders of record of RBMG Common Stock, each share of RBMG Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate (each, a "Certificate") representing such share of RBMG Common Stock (as provided in subsection (d) below), the Merger Consideration.

                  (b) Each share of the NetBank Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

                  (c) Until surrendered, each outstanding Certificate shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of RBMG Common Stock.

                  (d) At or prior to the Effective Time, NetBank shall deposit, or shall cause to be deposited, with a bank or trust company (the "Exchange Agent") selected by NetBank and reasonably satisfactory to RBMG, for the benefit of the holders of Certificates, for exchange in accordance with this Article 2, certificates representing the shares of NetBank Common Stock and the cash in lieu of fractional shares (such cash and certificate for shares of RBMG Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 2.6(a) and paid pursuant to Section 2.6(e) in exchange for outstanding shares of RBMG Common Stock.

                  (e) As soon as practicable after the Effective Time, and in no event more than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal prepared by RBMG and NetBank (which shall that specify delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of NetBank Common Stock and the cash in lieu of fractional shares into which the shares of RBMG Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefore (x) a certificate representing that number of whole shares of NetBank Common Stock to which such holder of RBMG Common Stock shall have become entitled pursuant to the provisions of this Article 2 and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 2, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

                  (f) The Surviving Corporation shall pay any dividends or other distributions which have been declared prior to the Effective Time or made by RBMG in respect of shares of RBMG Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time, subject to compliance by RBMG with Section 5.2. To the extent permitted by law, former shareholders of record of RBMG shall be entitled to vote after the Effective Time at any meeting of NetBank shareholders the number of whole shares of NetBank Common Stock into which their respective shares of RBMG Common Stock are converted, regardless of whether such holders have exchanged their certificates representing RBMG Common Stock for certificates representing NetBank Common Stock in accordance with the provisions of this Agreement.

                  (g) No dividends or other distributions declared after the Effective Time with respect to NetBank Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article 2. After the surrender of a Certificate in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of NetBank Common Stock represented by such Certificate.

                  (h) If any certificate representing shares of NetBank Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of NetBank Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (i) After the Effective Time, there shall be no transfers on the stock transfer books of RBMG of the shares of RBMG Common Stock which were issued and outstanding immediately prior to the Effective Time, If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of NetBank Common Stock as provided in this Article 2.

                  (j) Any portion of the Exchange Fund that remains unclaimed by the stockholders of RBMG for six months after the Effective Time shall be paid to NetBank. Any stockholders of RBMG who have not theretofore complied with this Article 2 shall thereafter look only to NetBank for payment of their shares of NetBank Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the NetBank Common Stock deliverable in respect of each share of RBMG Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of NetBank, RBMG, the Exchange Agent or any other person shall be liable to any former holder of shares of RBMG Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (k) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by NetBank, the posting by such person of a bond in such amount as NetBank may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of NetBank Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

         2.7 Closing. The consummation of the Merger (the "Closing") shall take place at 10:00 a.m., local time, five (5) business days after the last of the conditions in Article 7 (other than the delivery of items to be delivered at Closing) has been met, at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or at such other time, date or place as the Parties agree (the "Closing Date"), subject to Articles 7 and 8 hereof.

         2.8 Anti-Dilution Provisions. In the event NetBank changes the number of shares of NetBank Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such Common Stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) prior to the Effective Time, the number of shares of NetBank Common Stock to be issued hereunder shall be proportionally adjusted.

         2.9 Conversion of Stock Options.

                  (a) Prior to the Effective Time, RBMG shall cause each employee stock option held by any Person to purchase RBMG Common Stock (each an "RBMG Option") to become fully vested and exercisable in accordance with its terms. Except for those RBMG Options as to which the holder elects with the consent of RBMG to survive the Closing (the "Rollover Options"), each RBMG Option which is not exercised prior to the Closing Date (each an "Unexercised RBMG Option") shall be exchanged for Two Dollars ($2.00) per share of RBMG Common Stock subject to the unexercised portion of such option. The Parties agree that, as of the Effective Time, all options to purchase RBMG Stock, with the exception of the Rollover Options, shall have been terminated or exercised.

                  (b) As of the Effective Time, each Rollover Option shall automatically be converted into an option to purchase the number of shares of NetBank Common Stock (a "NetBank Option") determined by multiplying (i) the number of shares of RBMG Common Stock subject to such Rollover Option immediately prior to the Effective Time by (ii) the Exchange Ratio (with the result rounded up to the nearest whole share), at an exercise price per share of NetBank Common Stock equal to the exercise price per share of RBMG Common Stock subject to the Rollover Option divided by the Exchange Ratio (with the result increased to the nearest whole cent); provided, however, that in the case of any Rollover Option to which Section 421 of the Internal Revenue Code applies by reason of its qualification as an incentive stock option under Section 422 of the Internal Revenue Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Internal Revenue Code. After the Effective Time, each NetBank Option shall be exercisable upon the same terms and conditions as were applicable to the related Rollover Option other than the changes required by this Agreement. NetBank shall take all corporate action necessary to reserve for issuance a sufficient number of shares of NetBank Common Stock for delivery upon exercise of NetBank Options pursuant to the terms set forth in this Section 2.9(b). As soon as practicable but in any event not later than the Effective Time, the shares of NetBank Common Stock subject to NetBank Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form and NetBank shall maintain the effectiveness of such registration statement for so long as the NetBank Options remain outstanding. As soon as practicable following the Effective Time, NetBank shall deliver to the holders of the NetBank Options appropriate notices setting forth such individual's rights pursuant this Section 2.9.

         2.10 Effect of Merger.

                  (a) The articles of incorporation and bylaws of RBMG immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation until duly amended or repealed.

                  (b) The directors of RBMG serving immediately prior to the Effective Time together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the bylaws of the Surviving Corporation. The officers of RBMG in office immediately prior to the Effective Time together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the bylaws of the Surviving Corporation.

                  (c) NetBank shall continue to have its headquarters in the Atlanta, Georgia area.

                                ARTICLE 3.
                   REPRESENTATIONS AND WARRANTIES OF RBMG

         RBMG hereby represents and warrants to NetBank as follows:

         3.1 Organization, Standing, and Power of RBMG. RBMG is duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. RBMG is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RBMG or the Surviving Corporation. Attached hereto as Schedule 3.1 are certified copies of articles and bylaws of RBMG.

         3.2 Authority of RBMG; No Breach by Agreement.

                  (a) RBMG has all requisite corporate power and authority necessary to execute, enter into, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, except for any required approval by RBMG's shareholders in accordance with the DGCL in connection with consummation of the Merger, have been duly and validly authorized, to the extent required, by all necessary corporate action in respect thereof on the part of RBMG. This Agreement represents a legal, valid, and binding obligation of RBMG, enforceable against RBMG in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) The execution and delivery of this Agreement by RBMG, the consummation by RBMG of the transactions contemplated hereby, and compliance by RBMG with any of the provisions hereof, will not (i) conflict with or result in a breach of any provision of the articles of incorporation, bylaws or any resolution adopted by the board of directors or shareholders of RBMG, (ii) except as disclosed in Schedule 3.2(b) hereto, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of RBMG under, any Contract or Permit of RBMG, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RBMG or the Surviving Corporation, or (iii) subject to receipt of the requisite Consents referred to in Sections 6.3 and 7.1(c), constitute or result in a Default under or require any Consent pursuant to, any Law, Regulation or Order applicable to RBMG or any Subsidiary or any of their material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq Stock Market, and other than Consents required from Regulatory Authorities or Agencies, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RBMG or the Surviving Corporation, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by RBMG of the transactions contemplated in this Agreement.

         3.3 RBMG Stock.

                  (a) The authorized capital stock of RBMG consists of 50,000,000 shares of RBMG Common Stock, par value of $.01 per share, of which 16,599,869 shares are issued and outstanding as of October 31, 2001, and 5,000,000 shares of RBMG Preferred Stock, par value of $.01 per share, of which none are issued and outstanding. All of the issued and outstanding shares of RBMG Stock are duly authorized and validly issued, fully paid and nonassessable. None of the outstanding shares of RBMG Stock has been issued in violation of any preemptive rights of RBMG's current or past shareholders.

                  (b) Except as set forth in Schedule 3.3(b) hereto, there are no shares of capital stock or other equity securities of RBMG outstanding, nor are there any outstanding Equity Rights relating to the capital shares of RBMG.

         3.4 Financial Statements of RBMG.

                  (a) (i) The Financial Statements of RBMG as of December 31, 1998, 1999 and 2000 (including, in each case, any related notes) (A) have been prepared in accordance with GAAP, (B) have applied GAAP on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), (C) comply with the requirements of Regulation S-X and the general rules and regulations of the SEC under the Securities Laws, and (D) fairly present in all material respects the financial positions of RBMG as of the respective dates and the results of operations and cash flows for RBMG for the periods indicated.

                  (ii) The Financial Statements of RBMG with respect to periods ended subsequent to December 31, 2000 have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes necessary for a comprehensive presentation of financial position, results of operations and cash flow activity required by GAAP for complete financial results. Such Financial Statements of RBMG do not contain any material omissions and do not misstate any material fact and, in the opinion of RBMG, all normal recurring adjustments necessary for a fair presentation of results have been included.

                  (b) RBMG maintains a system of internal accounting controls, policies and procedures sufficient to ensure that all transactions relating to its business are executed in conformity in all material respects with the applicable rules, regulations, directives and instructions of governmental and regulatory authorities in a manner to permit preparation of proper financial statements and maintain accountability for RBMG's assets.

         3.5 Minute Books. The minute books of RBMG contain or will contain at Closing accurate records of all meetings and other corporate actions of RBMG's shareholders and board of directors (including committees of the board of directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be.

         3.6 Subsidiaries. Schedule 3.6 lists all of the Subsidiaries of RBMG and, with respect to each, its jurisdiction of organization, jurisdictions in which it is qualified or otherwise licensed to conduct business, the number of shares or ownership interests owned by RBMG (directly or indirectly), the percentage ownership interest so owned by RBMG and its business activities. The outstanding shares of capital stock or other equity interests of RBMG's Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by RBMG free and clear of all liens, claims and encumbrances or preemptive rights of any person. No Equity Rights are authorized, issued or outstanding with respect to the capital stock or other equity interests of RBMG's Subsidiaries, and there are no agreements, understandings or commitments relating to the right of RBMG to own, to vote or to dispose of said interests. None of the shares of capital stock or other equity interests of RBMG's Subsidiaries have been issued in violation of the preemptive rights of any person. Schedule 3.6 also lists all shares of capital stock or other securities or ownership interests of any corporation, partnership, joint venture, or other organization (other than RBMG's Subsidiaries and stock or other securities held in a fiduciary capacity) owned directly or indirectly by RBMG. RBMG is not a Subsidiary of any Person.

         3.7 Organization, Standing and Authority of the Subsidiaries. Each of RBMG's Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of RBMG's Subsidiaries has full power and authority to carry on its business as now conducted, and is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it makes such qualifications necessary, except for qualifications which if not obtained, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RBMG or the Surviving Corporation. No Subsidiary of RBMG is required to be qualified to do business in any other State of the United States or foreign jurisdiction, or is engaged in any type of activities that have not been disclosed on Schedule 3.6.

         3.8 Absence of Undisclosed Liabilities. Except as disclosed in
Schedule 3.8, RBMG has no material Liabilities, except those disclosed Liabilities which are accrued, reserved against or disclosed in the Financial Statements of RBMG. Except as disclosed in Schedule 3.8, RBMG has not incurred or paid any Liability since December 31, 2000, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice, (ii) which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RBMG or the Surviving Corporation or (iii) in connection with the transactions contemplated by this Agreement.

         3.9 Absence of Certain Changes or Events. Since December 31, 2000, except as disclosed in the Financial Statements of RBMG delivered prior to the date of this Agreement or as disclosed in Schedule 3.9, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RBMG or its Assets.

         3.10 Tax Matters.

                  (a) All Tax Returns required to be filed by or on behalf of RBMG and RBMG's Subsidiaries have been timely filed or requests for extensions have been timely filed, granted, and have not expired for such periods, except to the extent that all such failures to file, taken together, will not have a Material Adverse Effect on RBMG, its Subsidiaries, or the Surviving Corporation, and all material Tax Returns filed are complete and accurate in all material respects. All Taxes owed by RBMG and RBMG's Subsidiaries shown on any filed Tax Return have been paid. Neither RBMG nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return. There is no audit, examination, deficiency, or refund Litigation with respect to any Taxes that will result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on RBMG or any RBMG Subsidiary or on the Surviving Corporation, except as reserved against in the Financial Statements of RBMG delivered prior to the date of this Agreement or as disclosed in Schedule 3.10(a). All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation involving RBMG or its Subsidiaries have been paid. There are no material Liens with respect to Taxes upon any of the Assets of RBMG or its Subsidiaries.

                  (b) RBMG and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) Neither RBMG nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any material Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (d) The unpaid Taxes of RBMG and its Subsidiaries (A) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax liability (not taking into account any reserve for deferred Taxes established to reflect temporary differences between book and Tax income) set forth on the face of the most recent balance sheet (other than in any notes thereto) and (B) do not materially exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom practice of RBMG and its Subsidiaries in filing their Tax Returns.

                  (e) Deferred Taxes, if any, of RBMG and its Subsidiaries have been provided for in accordance with GAAP.

                  (f) Except as disclosed in Schedule 3.10(f), neither RBMG nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, and neither RBMG nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return or has any Liability for material Taxes of any Person (other than for RBMG and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

                  (g) RBMG and each of its Subsidiaries is in material compliance with, and the records of RBMG and each of its Subsidiaries contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

                  (h) Neither RBMG nor any of its Subsidiaries has filed a consent under Internal Revenue Code ss.341(f) concerning collapsible corporations. Except as disclosed in Schedule 3.10(h), neither RBMG nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Internal Revenue Code ss.ss.280G and 162(m). Neither RBMG nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Internal Revenue Code ss.897(c)(2) during the applicable period specified in Internal Revenue Code ss.897(c)(1)(A)(ii).

                  (i) Exclusive of the transactions contemplated herein, there has been no ownership change, as defined in Internal Revenue Code
Section 382(g), in RBMG or any of its Subsidiaries during or after any Taxable Period in which RBMG or any of its Subsidiaries incurred a net operating loss that carries over to any Taxable Period ending after December 31, 2000.

                  (j) Neither RBMG nor any of its Subsidiaries has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                  (k) RBMG and its Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Internal Revenue Code ss.481(c) or any corresponding or similar provision of state, local or foreign income Tax law, a listing of which is set forth in
Schedule 3.10(k)(A);(B) "closing agreement" as described in Internal Revenue Code ss.7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;
(C) deferred intercompany gain or any excess loss account described in Treasury Regulations under Internal Revenue Code ss.1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

                  (l) None of RBMG or any of its Subsidiaries expects any authority to assess any additional material Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any material Tax Liability of RBMG nor any of its Subsidiaries claimed or raised by any authority in writing. Schedule 3.10(l) indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. RBMG has delivered to NetBank correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by RBMG and its Subsidiaries since December 31, 1997.

                  (m) The RBMG consolidated group has not made the election permitted by Treasury Regulation Section 1.1502-13(l)(3) (which regulation was adopted and became effective on July 12, 1995 pursuant to Treasury Decision 8597).

                  (n) The acquisition of all the stock of RBC by RBMG on December 31, 1997, was not considered to be, for federal income tax purposes, a "reverse acquisition" of all the stock of RBMG by RBC within the meaning Treasury Regulation Section 1.1502-75(d)(3).

         3.11 Assets.

                  (a) Except as disclosed in Schedule 3.11(a) hereto or as disclosed or reserved against in the Financial Statements of RBMG, RBMG and each of its Subsidiaries has good and marketable title, free and clear of all Liens, to all of its respective Assets, other than such defects which would not have individually or in the aggregate a Material Adverse Effect on RBMG. All tangible properties used in the respective businesses of RBMG and each of its Subsidiaries are usable in the ordinary course of business consistent with RBMG's or such Subsidiary's past practices.

                  (b) All leases or subleases held by RBMG or any of its Subsidiaries, which affect any of RBMG's or RBMG's Subsidiaries' Assets material to its business, are (i) valid contracts enforceable against RBMG or such Subsidiary (as applicable) and to the Knowledge of RBMG or any Subsidiary no counterparty has alleged that it is not enforceable against them (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), (ii) in full force and effect, and (iii) not subject to any material Default. All real property or facilities leases held by RBMG or any RBMG Subsidiary as lessee, and all Material Equipment Leases, are listed on Schedule 3.11(b) hereto.

                  (c) RBMG and each of its Subsidiaries currently maintains, and RBMG and each of its Subsidiaries will maintain through the Closing Date (subject to changes in the ordinary course their respective businesses), the property and casualty insurance ("P&C insurance") policies described in Schedule 3.11(c). Neither RBMG nor any of its Subsidiaries has received written notice from any P&C insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of P&C insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $100,000, or in the aggregate exceeding $1,000,000, pending under such policies of P&C insurance and no written notices of claims in excess of such amounts have been given by RBMG or any of its Subsidiaries under such policies. Schedule 3.11(c) lists all pending claims by RBMG or any of its Subsidiaries under P&C insurance policies as of the Closing Date.

                  (d) The respective Assets of RBMG and of each of its Subsidiaries include all material Assets required to operate its respective business as presently conducted, and neither RBMG nor any of its Subsidiaries has disposed of any Assets since December 31, 2000, other than in the ordinary course of business except for dispositions which if not done in the ordinary course, are not likely to have, individually or in the aggregate, a Material Adverse Effect on RBMG.

         3.12 Intellectual Property. Schedule 3.12 is a complete and accurate list of all copyrights, patents, trademarks, service marks, trade names, domain names, and applications therefor owned by or licensed to RBMG or any of RBMG's Subsidiaries ("RBMG Marks"). RBMG and each of its Subsidiaries owns or has a license to use all of the Intellectual Property used by such entity in the ordinary course of its respective business. Each of RBMG and its Subsidiaries is the owner of or has license to any Intellectual Property sold or licensed by RBMG or such Subsidiary to third parties in connection with the business operations of RBMG or such Subsidiary (as applicable), and possesses the right to convey by sale or license any Intellectual Property so conveyed. Neither RBMG nor any of its Subsidiaries is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending, or, to the Knowledge of RBMG, threatened, which challenge the rights of RBMG or any of its Subsidiaries with respect to any Intellectual Property used, sold or licensed by RBMG or any of its Subsidiaries in the course of the business of RBMG or any of RBMG's Subsidiaries, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of RBMG, no proceedings have been instituted, or are pending, or, threatened, which challenge the rights of any licensor to any Intellectual Property licensed by RBMG and used by RBMG in the course of the business of RBMG or any RBMG Subsidiary, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of RBMG, the conduct of the business of RBMG and of its Subsidiaries does not infringe on the Intellectual Property rights of any other person. Except as disclosed in
Schedule 3.12 hereto, and except for such payments which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RBMG, neither RBMG nor any of RBMG's Subsidiaries is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

         3.13 Environmental Matters.

                  (a) Except as disclosed in Schedule 3.13(a) hereto, all property owned by RBMG and each of its Subsidiaries is, and has been, in compliance with all Environmental Laws.

                  (b) There is no Litigation pending or, to the Knowledge of RBMG, threatened, before any court, governmental agency, or authority or other forum in which RBMG or any of its Subsidiaries has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by RBMG or any of its Subsidiaries or any neighboring property, nor, to the Knowledge of RBMG, is there any reasonable basis for any Litigation of a type described in this sentence.

                  (c) Except as disclosed in Schedule 3.13(c) hereto, during the period of (i) any ownership or operation of any current Asset by RBMG or any of its Subsidiaries, or (ii) any participation in the management of any Participation Facility or any Operating Property by RBMG or any of its Subsidiaries, to the Knowledge of RBMG, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties. Except as disclosed in Schedule 3.13(c) hereto, prior to the period of (i) any ownership or operation by RBMG or any of its Subsidiaries of any of its respective current properties, (ii) any participation in the management of any Participation Facility or any Operating Property by RBMG or an RBMG Subsidiary, to the Knowledge of RBMG, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property.

         3.14 Compliance with Laws. Except as disclosed in Schedule 3.14 hereto, RBMG and each of its Subsidiaries:

                  (a) is not in Default under any of the provisions of its articles of incorporation or bylaws (or other governing instruments); or

                  (b) has in effect all Permits necessary for it to own, hold, lease, or operate its respective material Assets and to carry on its respective businesses as now conducted; there has occurred no material Default under any such Permit, and RBMG or its Subsidiaries (as applicable) is not in material Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business; or

                  (c) since December 31, 1998, has not received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (1) asserting that it is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RBMG and where such matter is unresolved as of the date of this Agreement, (2) threatening to revoke any Permits, or (3) requiring it to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to NetBank; or

                  (d) since December 31, 1998, has not received any written notification or written communication from any Agency or the staff thereof
(1) asserting that it is not in compliance with any Regulation applicable to RBMG or any of its Subsidiaries where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RBMG and where such matter is unresolved as of the date of this Agreement, or (2) threatening to revoke any authority granted to RBMG or its Subsidiaries by such Agency where the question of the revocation of such authority remains unresolved as of the date of this Agreement (unless the resolution was to revoke such authority) and such revocation is reasonably likely to have, individually or in the aggregate with similar revocations, a Material Adverse Effect on RBMG or the Surviving Corporation.

         3.15 Labor Relations. Except as disclosed in Schedule 3.15 hereto, neither RBMG nor any RBMG Subsidiary is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is RBMG or any RBMG Subsidiary a party to any collective bargaining agreement, nor is there any strike or other labor dispute involving RBMG or any RBMG Subsidiary pending or to the Knowledge of RBMG threatened, nor to the Knowledge of RBMG, are there any activities involving the employees of RBMG or of any RBMG Subsidiary who are seeking to certify a collective bargaining unit or engaging in any other organization activity.

         3.16 Employees; Compensation; Benefit Plans.

         (a) Compensation. Schedule 3.16(a) is a complete and correct list of the name, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or other benefits that do not rise to the level of a Plan, whether payable in cash or in kind, of each director, shareholder, independent contractor, consultant and agent of RBMG and each of its Subsidiaries and each other person (in each case other than as an employee) to whom RBMG or any Subsidiary of RBMG pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

         (b) Employee Benefit Plans. Except as otherwise disclosed in
Schedule 3.16(b):

                  (i) Schedule 3.16(b) is an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by RBMG or any Subsidiary of RBMG, to which RBMG or any of its Subsidiaries is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Sections 414(b), 414(c), 414(m) and 414(o) of the Internal Revenue Code, of which RBMG or any of its Subsidiaries is a member (each, an "RBMG Plan"). For purposes of this Agreement, the term "Plan" shall mean a plan, arrangement, agreement or program which is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and defined benefit pension plans, whether or not terminated, (B) an employment agreement, (C) a material personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance, or (D) any other employee benefit plan as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated.

                  (ii) Neither RBMG nor any of its Subsidiaries contributes to, has an obligation to contribute to or otherwise has any liability or potential liability with respect to (A) any multiemployer plan as defined in Section 3(37) of ERISA, (B) any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Internal Revenue Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with Section 4980B of the Internal Revenue Code or applicable state continuation coverage law.

                  (iii) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of RBMG or any of its Subsidiaries to severance pay, unemployment compensation or any other similar compensation, except as expressly provided in this Agreement, or (ii) accelerate or potentially accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  (iv) Each RBMG Plan, and all related trusts, insurance contracts and funds, has been maintained, funded and administered in compliance in all material respects with its own terms and in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Internal Revenue Code. No actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands with respect to the RBMG Plans (other than routine claims for benefits) are pending or threatened, and there are no facts which could reasonably be expected to give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands. No RBMG Plan that is subject to the funding requirements of Section 412 of the Internal Revenue Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Internal Revenue Code, whether or not waived, and each RBMG Plan has always fully met the funding standards required under Title I of ERISA and
         Section 412 of the Internal Revenue Code. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any RBMG Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such RBMG Plan, and the PBGC has not commenced or threatened the termination of any RBMG Plan. None of the assets of RBMG or any of its Subsidiaries is the subject of any lien arising under Section 302(f) of ERISA or
         Section 412(n) of the Internal Revenue Code, neither RBMG nor any of its Subsidiaries has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code, and there are no facts which could be expected to give rise to such lien or such posting of security. No event has occurred and no condition exists that would subject RBMG or any of its Subsidiaries to any tax under Sections 4971, 4972, 4976, 4977 or 4979 of the Internal Revenue Code or to a fine or penalty under Section 502(c) of ERISA.

                  (v) Each RBMG Plan that is intended to be qualified under
         Section 401(a) of the Internal Revenue Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to the qualification under the Internal Revenue Code of such RBMG Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect the qualification of such RBMG Plan or the tax exempt status of such related trust.

                  (vi) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code) of which RBMG or any of its Subsidiaries is a member or was a member during such five-year period.

                  (vii) As of December 31, 2000, the fair market value of the assets of each RBMG Plan that is a tax qualified defined benefit plan equaled or exceeded, and as of the Closing Date will equal or exceed, the present value of all vested and nonvested liabilities thereunder determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis. With respect to each RBMG Plan that is subject to the funding requirements of Section 412 of the Internal Revenue Code and Section 302 of ERISA, all contributions legally required to be made by the Closing Date for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Internal Revenue Code) shall have been made. With respect to each other RBMG Plan, all payments, premiums, contributions, and reimbursements required to be made by the Closing Date for all periods ending prior to or as of the Closing Date shall have been made.

                  (viii) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Internal Revenue Code, whether by statutory, class or individual exemption) has occurred with respect to any RBMG Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under Section 4975 of the Internal Revenue Code or
         Section 409 or 502(i) of ERISA. Neither RBMG nor, to the best knowledge of RBMG, any Subsidiary of RBMG, any trustee, administrator or other fiduciary of any RBMG Plan, or any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject RBMG or any of its Subsidiaries to any liability for breach of fiduciary duty under ERISA.

                  (ix) With respect to each RBMG Plan, all reports and information required to be filed with any government agency or distributed to RBMG Plan participants and their beneficiaries have been duly and timely filed or distributed.

                  (x) RBMG and each of its Subsidiaries has been and is presently in compliance in all material respects with all of the requirements of Section 4980B of the Internal Revenue Code.

                  (xi) Neither RBMG nor any of its Subsidiaries has a liability as of December 31, 2000 under any RBMG Plan that, to the extent disclosure is required under GAAP, is not included on the consolidated balance sheet or disclosed in the notes thereto included in the Financial Statements of RBMG. With respect to any RBMG Plan that is a self-funded group health plan, RBMG has set aside sufficient reserves or will set aside sufficient reserves prior to the Closing, as reflected on the Financial Statements of RBMG, to satisfy all incurred, but unreported, claims as of the plan's termination date were such plan to be terminated on or prior to the Closing.

                  (xii) Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase (A) RBMG's or any RBMG Subsidiary's obligation to make contributions or any other payments to fund benefits accrued under the RBMG Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the RBMG Plans (except to the extent benefits may be deemed increased by accelerated vesting, accelerated allocation of previously unallocated RBMG Plan assets or by the conversion of all stock options in accordance with Section 2.9).

                  (xiii) With respect to each RBMG Plan, RBMG has disclosed or made available to NetBank, true, complete and correct copies of
         (A) all documents pursuant to which the RBMG Plans are maintained, funded and administered, including summary plan descriptions, (B) the three most recent annual reports (Form 5500 series) filed with the IRS (with attachments), (C) the three most recent actuarial reports, if any, (D) the three most recent financial statements,
         (E) all governmental filings for the last three years, including, without limitation, excise tax returns and reportable events filings, and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions) during the past three years.

                  (xiv) Each of the RBMG Plans as applied to RBMG and any of its Subsidiaries may be amended or terminated at any time by action of RBMG's board of directors, or such RBMG Subsidiary's board of directors, as the case may be, or a committee of such board of directors or duly authorized officer, in each case subject to the terms of the RBMG Plan and compliance with applicable laws and regulations (and limited, in the case of multiemployer plans, to termination of the participation of RBMG or a Subsidiary of RBMG thereunder).

         3.17 Material Contracts.

         (a) Except as disclosed in Schedule 3.17(a) hereto, neither RBMG nor any of its Subsidiaries (nor their respective Assets, business, or operations) is a party to, is bound by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000 or such a Contract providing for aggregate payments to any single Person in a period longer than a Calendar Year in the aggregate in excess of $500,000, (ii) any Contract or indemnity under which RBMG or any RBMG Subsidiary has created, incurred, assumed or guaranteed debt including without limitation any indebtedness for borrowed money, or any capitalized lease or purchase money obligation by RBMG or any Subsidiary, or by RBMG's or RBMG's Subsidiaries' employees, officers or directors, or the guarantee by RBMG or a RBMG Subsidiary of any such obligation, (iii) any Contract, including, without limitation, agreements or memoranda of understanding with any Regulatory Authority, which prohibits or restricts RBMG or any RBMG Subsidiary from engaging in any of its business activities, (iv) any Contract between RBMG or any RBMG Subsidiary and (A) any Person who directly owns 10% or greater equity or voting interest of RBMG or any of RBMG's Subsidiaries or (B) any Affiliate (not an RBMG Subsidiary), or any extensions of credit outstanding to clients, employees or any third parties (excluding customers in the ordinary course of business on terms commercially available to the general public), (v) any Contract relating to the provision of data processing, network communication, or other technical services provided to or by RBMG or any RBMG Subsidiary, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, (vii) any agreement (including all master commitments and loan purchase contracts) between RBMG or any RBMG Subsidiary and any Agency or Investor pursuant to which RBMG or any RBMG Subsidiary sold more than $10 million in principal amount of mortgage loans since December 31, 2000, (viii) any agreement between RBMG or any RBMG Subsidiary and any Investor pursuant to which RBMG or RBMG Subsidiary sold more than $2.5 million in mortgage servicing rights since December 31, 2000, and (ix) any insurance or guaranty contracts, including contracts with any private mortgage insurer or pool insurance provider with respect to the Mortgage Loans (the "RBMG Contracts"). All RBMG Contracts are properly accrued for in accordance with GAAP as of the date hereof and as of the Closing Date.

         (b) With respect to RBMG Contracts and except as disclosed in
Schedule 3.17(b) hereto: (i) each RBMG Contract is a valid contract enforceable against RBMG or a RBMG Subsidiary (as applicable) and to the Knowledge of RBMG no counterparty has alleged that it is not enforceable against them; (ii) neither RBMG nor any RBMG Subsidiary is in material Default or alleged to be in material Default thereunder, (iii) neither RBMG nor any RBMG Subsidiary has repudiated or waived any material provision of a RBMG Contract; and (iv) no other party to a RBMG Contract is, to the Knowledge of RBMG, in Default in any respect or has repudiated or waived any material provision thereunder.

         (c) Except as disclosed in Schedule 3.17(c) hereto, no officer, director or employee of RBMG or a RBMG Subsidiary is party to a RBMG Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with RBMG or a RBMG Subsidiary.

         (d) All of the indebtedness in excess of $100,000 of RBMG and of each of its Subsidiaries for any money borrowed is prepayable at any time without penalty or premium.

         3.18 Legal and Disciplinary Proceedings. Except as disclosed in
Schedule 3.18 hereto, there is no Litigation instituted, pending or, to the Knowledge of RBMG, threatened (or unasserted but considered likely of assertion) against RBMG or any RBMG Subsidiary, or against any director, employee or employee benefit plan (acting in such capacity) of RBMG or any RBMG Subsidiary, or against any Asset, interest, or right of RBMG or a RBMG Subsidiary, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against RBMG or any RBMG Subsidiary that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on RBMG.

         3.19 Reports. Since December 31, 1998, or the date of organization if later, RBMG and each of its Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with any Regulatory Authority or Agency. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in any material respect, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.20 Accounting, Tax and Regulatory Matters. Neither RBMG nor any RBMG Subsidiary has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereunder from qualifying as a tax-free reoganization under Section 368 of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities or Agencies referred to in Sections 6.3 or 7.1(c) or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 7.1(c).

         3.21 Articles of Incorporation Provisions. RBMG has taken all action necessary so that the entering into of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under its articles of incorporation, bylaws or other governing instruments.

         3.22 Statements True and Correct. No written statement, certificate, instrument or other writing furnished or to be furnished by RBMG to NetBank pursuant to this Agreement (or any other document, agreement or instrument referred to herein) contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that RBMG is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply in all material respects with the provisions of applicable Law. None of the information supplied or to be supplied by RBMG or any RBMG Subsidiary for inclusion in the Registration Statement to be filed by NetBank with the SEC will be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading.

         3.23 Consents and Approvals; No Violations. Except for the approval of the Office of Thrift Supervision as described in Section 6.3 hereto, and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, state insurance and mortgage brokerage laws or regulations, and the filing and acceptance for record or recordation of a merger certificate as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Regulatory Authority is necessary for the execution and delivery by RBMG of this Agreement or the consummation by RBMG of the transactions contemplated hereby and thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on RBMG or the Surviving Corporation. Neither the execution, delivery and performance of this Agreement by RBMG nor the consummation by RBMG of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws (or similar charter or organizational documents) of RBMG, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which RBMG is a party or by which RBMG or any of its properties or Assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to RBMG or the Merger or any of RBMG's Subsidiaries or any of their respective properties or Assets except, in the case of (ii) or (iii), for violations, breaches or defaults which would not have a Material Adverse Effect on RBMG, its Subsidiaries, or the Surviving Corporation.

         3.24 Lender and Servicer Qualifications.

         (a) RBMG or an appropriate RBMG Subsidiary (i) is qualified (A) by FHA as an approved mortgagee and servicer for mortgage loans which are insured by the FHA ("FHA Loans"), (B) by the VA as a lender and servicer for mortgage loans guaranteed by the VA ("VA Loans"), (C) by FNMA and FHLMC as a seller/servicer of first mortgages to FNMA and FHLMC and by FNMA under the Delegated Underwriting and Servicing Program, and (D) by GNMA as an authorized issuer and servicer of GNMA guaranteed mortgage-backed securities; and (ii) has all other material Permits necessary to conduct its current mortgage banking business, and is in good standing under all applicable Laws, and under all applicable Regulations, as a mortgage broker, lender and servicer. Schedule 3.24(a) lists each jurisdiction in which RBMG or the appropriate RBMG Subsidiary has obtained or applied for a Permit. Except as disclosed in Schedule 3.24(a), RBMG and each RBMG
Subsidiary:

                  (x) to the Knowledge of RBMG, is not in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business as interpreted by the respective courts and Agencies having jurisdiction over RBMG or any RBMG Subsidiary as of the date of this Agreement or the Closing Date, nor is there a reasonable probability of the operation or practices of RBMG or any RBMG Subsidiary being held to be in violation of such Laws, Orders or Permits; or

                  (y) has not received any written notification or communication from any agency or department of federal, state, or local government or any Agency or the staff thereof (i) asserting that RBMG or any RBMG Subsidiary is not in compliance with any of the Laws or Orders which such governmental authority or Agency enforces which is still outstanding or unresolved, or (ii) threatening to revoke any Permits.

         (b) Except as disclosed in Schedule 3.24(b) hereto, RBMG and its Subsidiaries have been and are in compliance in all material respects with all Laws (including the Regulations) and Orders of any court or governmental authorities applicable to it, its Assets and its conduct of business, the breach of which would require the repurchase of a RBMG Loan or result in RBMG or a RBMG Subsidiary incurring a loss. RBMG and its Subsidiaries have timely filed, or will have timely filed by the Closing Date, all material reports required by any Investor, Agency or insurer or by any Law to be filed. To the Knowledge of RBMG, neither RBMG nor its Subsidiaries has done or caused to be done, or has failed to do or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (i) any approvals of the FHA, VA, FNMA, FHLMC, GNMA or HUD, (ii) any FHA insurance or commitment of the FHA to insure, (iii) any VA guarantee or commitment of the VA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure,
(v) any title insurance policy, (vi) any hazard insurance policy, (vii) any flood insurance policy, (viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, GNMA, FNMA, FHA, FHLMC, VA or private mortgage insurers, (ix) any surety or guaranty agreement, or (x) any guaranty issued by GNMA, FNMA or FHLMC to RBMG or any RBMG Subsidiary respecting mortgage-backed securities issued by RBMG or any RBMG Subsidiary and other like guaranties. Except as set forth in Schedule 3.24(b), currently no Agency, Investor or private mortgage insurer has (i) claimed that RBMG or any RBMG Subsidiary has materially violated or has not complied with the applicable underwriting standards with respect to RBMG Loans sold by RBMG or any RBMG Subsidiary to an Investor or Agency, or with respect to any sale of mortgage servicing rights to an Investor, or (ii) imposed restrictions on the activities (including commitment authority) of RBMG or any RBMG Subsidiary.

         (c) Except as set forth in Schedule 3.24(c) hereto, to the Knowledge of RBMG, no RBMG Loan has been originated and/or serviced by RBMG or any RBMG Subsidiary in violation of any Law or Regulation, the violation of which could reasonably result in RBMG or any RBMG Subsidiary incurring a loss for GAAP purposes in excess of $5,000,000 in the aggregate.

         3.25 Loan and Mortgage Servicing Portfolio.

         (a) Each RBMG Loan conforms to the Agency and Investor requirements (including the Regulations), and each RBMG Loan (i) is eligible for sale to, and insurance by, or pooling to collateralize securities issued or guaranteed by, the applicable Investor, Agency or insurer; or (ii) if RBMG or any RBMG Subsidiary has sold or will sell mortgage servicing rights with respect to a RBMG Loan to an Investor, is eligible for the sale of mortgage servicing rights to the applicable Investor. RBMG and its Subsidiaries each have originated, underwritten, funded, serviced and sold (as applicable) each RBMG Loan in compliance with applicable federal, state and local legal and regulatory requirements (including licensing statutes and regulations) and in accordance with Agency and Investor requirements (including the Regulations) and the related RBMG Loan documents. Each RBMG Loan (i) is, except as set forth in
Schedule 3.25(a) hereto, evidenced by a note or other evidence of indebtedness with such terms as are customary in the business; (ii) is duly secured by a mortgage, security deed or deed of trust (a "mortgage") with such terms as are customary in the business and which grants the holder thereof either a first lien on the subject property (including any improvements thereon) with respect to loans originated as first mortgages, and with respect to loans originated as second mortgages, a second priority lien on the subject, and which constitutes a security interest that has been duly perfected and maintained (or is in the process of perfection in due course) and is in full force and effect and is insured by a title policy issued by a company acceptable to the applicable Agency or Investor to the extent required by the applicable Agency or Investor; (iii) is accompanied by a hazard insurance policy covering improvements on the premises subject to such mortgage or deed of trust, with a loss payee clause in favor of RBMG or an RBMG Subsidiary or the assignee of RBMG or an RBMG Subsidiary, which insurance policy or policies covers such risks as are customarily insured against in accordance with industry practice and in accordance with Investor or Agency requirements, and which includes flood insurance and/or special hazard insurance where either is required by an Investor or Agency or requested by the mortgagor. RBMG and its Subsidiaries have complied in all material respects with all of its obligations under the insurance policies described in this clause (iii); and (iv) except as set forth in Schedule 3.25(a), is covered by an FHA insurance certificate, VA guaranty certificate, or policy of private mortgage insurance, if required by the terms of any agreement or any Law applicable to such loan. RBMG and its Subsidiaries have substantially complied with all applicable provisions of any such insurance or guaranty contract or policy and the Laws related thereto, the insurance or guaranty is in full force and effect with respect to each such loan, and there is no Default that would result in the revocation of any such insurance or guaranty. Except as set forth in
Schedule 3.25(a), each warehouse mortgage loan is a RBMG Loan that is or is eligible to be an FHA Loan or a VA Loan or which is a loan eligible to be sold to FNMA or FHLMC ("Conforming Loan") or is subject to an Investor Commitment to RBMG or a RBMG Subsidiary. To the Knowledge of RBMG or an RBMG Subsidiary, no RBMG Loans are in Default except as reflected on the records of RBMG or RBMG Subsidiary.

         (b) To the Knowledge of RBMG, all RBMG Loans are genuine, valid and legally binding obligations of the borrowers thereunder, have been duly executed by a borrower of legal capacity and are enforceable in accordance with their respective terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law), (ii) state Laws requiring creditors to proceed against the collateral before pursuing the borrower, (iii) state Laws on deficiencies, and (iv) the matters set forth in Schedule 3.25(b) hereto. Except as set forth in Schedule 3.25(b), neither the operation of any of the terms of any RBMG Loan, nor the exercise of any right thereunder, has rendered or will render the related mortgage or note unenforceable, in whole or in part, or subject it to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto. The Loan Documents for all RBMG Loans were in compliance in all material respects with applicable Laws and Regulations and Investor and Agency requirements upon origination of the underlying RBMG Loan and are complete in all material respects.

         (c) All RBMG Loans held for the account of RBMG or a RBMG Subsidiary (whether or not for future sale or delivery to an Investor or Agency) are owned by RBMG or such Subsidiary free and clear of any Lien other than Liens in favor of RBMG's or such Subsidiary's lender banks pursuant to financing arrangements. Such RBMG Loans have been duly recorded or submitted for recordation in the appropriate filing office in the name of RBMG or RBMG Subsidiary, as applicable, as mortgagee or, for loans registered through Mortgage Electronic Registration Systems ("MERS"), in the name of MERS. Neither RBMG nor any RBMG Subsidiary has, with respect to any such RBMG Loan, released any security therefor, except upon receipt of Investor or Agency approval, or accepted prepayment of any such RBMG Loan which has not been promptly applied to such RBMG Loan in accordance with the terms thereof. To the Knowledge of RBMG, there exists no physical damage to any property securing a RBMG Loan ("Collateral"), which physical damage is not insured against in compliance with the Regulations or would cause any RBMG Loan to become delinquent or adversely affect the value or marketability of any RBMG Loan, Servicing Rights or Collateral.

         (d) To the Knowledge of RBMG, (i) all monies received with respect to each RBMG Loan have been properly accounted for and applied, (ii) upon origination, all of RBMG Loans were fully disbursed in accordance with applicable law and regulations and (iii) all payoff and assumption statements with respect to each RBMG Loan provided by RBMG or a RBMG Subsidiary to borrowers or their agents were, at the time they were provided, complete and accurate in all material respects.

         (e) The responsibilities of RBMG and each RBMG Subsidiary with respect to all applicable Taxes (including tax reporting for the period prior to the Closing), assessments, ground rents, flood insurance premiums, hazard insurance premiums and mortgage insurance premiums that are related to RBMG Loans have been duly met in all material respects, both individually or in the aggregate. All Tax identifications are correct and complete in all material respects and comply with all applicable Laws in all material respects, and property descriptions contained in any Loan Document for an RBMG Loan are legally sufficient in all material respects.

         (f) RBMG has provided NetBank with a copy of the internal practices and procedures of RBMG and each RBMG Subsidiary, and RBMG, each RBMG Subsidiary, and employees of RBMG and each RBMG Subsidiary have complied and are in compliance with such practices and procedures. All such practices and procedures and all form disclosures, notices, broker agreements, notes, mortgages, instruments and agreements used in the business of RBMG or any RBMG Subsidiary comply in all material respects with (a) all applicable Consumer Credit Law, (b) all standards imposed by the Agencies and Investors, to the extent applicable, and (c) any other applicable Law or Regulation.

         3.26 No Recourse.

         (a) Neither RBMG nor any RBMG Subsidiary normally or ordinarily incurs expenses such as legal fees in excess of the customary reimbursement limits, if any, set forth in the applicable mortgage servicing agreement. Except as set forth in Schedule 3.26(a) hereto, neither RBMG nor any RBMG Subsidiary is a party to (i) any Contract with (or otherwise obligated to) any Person, including an Investor, Agency or insurer, to repurchase from any such Person any RBMG Loan, mortgaged property serviced for others or previously disposed loans; or (ii) any Contract to reimburse, indemnify or hold harmless any Person or otherwise assume any Liability with respect to any loss suffered or incurred as a result of any default under or the foreclosure or sale of any such RBMG Loan, mortgaged property, or previously disposed loans except in either case where such recourse is based upon a breach by RBMG or a RBMG Subsidiary of a customary representation, warranty or undertaking. Except as set forth on Schedule 3.26(a) hereto, neither RBMG nor any RBMG Subsidiary is a party to any Contract with (or otherwise obligated to) any Person to sell RBMG Loan servicing to any such Person.

         (b) Except as set forth in Schedule 3.26(b) hereto, there are no pooling, participation, servicing or other Contracts to which RBMG or any RBMG Subsidiary is a party which obligate it to make servicing advances with respect to defaulted or delinquent RBMG Loans other than as provided in GNMA, FNMA or FHLMC pooling and servicing agreements. The amounts that, as of the Effective Date, have been advanced by RBMG or RBMG Subsidiary in connection with servicing RBMG Loans (including principal, interest, taxes and insurance premiums) and which are permitted to be paid by RBMG or RBMG Subsidiary as the servicer of RBMG Loans pursuant to applicable Investor or Agency requirements and the terms of the applicable mortgage servicing agreement will be valid and existing amounts owing to RBMG or RBMG Subsidiary, subject to the terms of the applicable mortgage servicing agreement.

         3.27 Mortgage Servicing Agreements. Schedule 3.27 hereto lists all agreements under which RBMG or any RBMG Subsidiary services loans on behalf of third parties (the "RBMG Mortgage Servicing Agreements") as of the date of this Agreement. Except as set forth in Schedule 3.27, the RBMG Mortgage Servicing Agreements set forth all the terms and conditions of RBMG's or RBMG Subsidiary's (as applicable) rights against and obligations to the Agencies and Investors and they have not been modified in writing to any extent or otherwise in any material respect. All of the RBMG Mortgage Servicing Agreements are valid and binding obligations of RBMG or a RBMG Subsidiary and, to the Knowledge of RBMG, all of the other parties thereto and are in full force and effect and are enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Except as set forth in Schedule 3.27 hereto, (i) to the Knowledge of RBMG there is no Default by any party under any such RBMG Mortgage Servicing Agreement, (ii) there is no pending or, to the Knowledge of RBMG, threatened cancellation of any RBMG Mortgage Servicing Agreement, (iii) no material sanctions or penalties have been imposed upon RBMG under any Mortgage Servicing Agreement or under any applicable Regulation, and (iv) all of the RBMG Mortgage Servicing Agreements and the rights created thereunder are owned by RBMG free and clear of any Liens other than Liens in favor of RBMG's or such Subsidiary's lenders pursuant to financing arrangements, and upon the consummation of the Merger, will continue to be so owned by RBMG except upon termination by an Investor or Agency pursuant to Contract right. Neither RBMG nor any of its Subsidiaries is a party to any agreement under which a third party services RBMG Loans.

         3.28 Investor Commitments and Servicing Commitments.

         (a) Set forth in Schedule 3.28(a) hereto is a complete and correct list of each Investor Commitment to which RBMG or any RBMG Subsidiary was a party as of the date of this Agreement, and RBMG has made available to NetBank complete and correct copies of all Investor Commitments in effect on such date. Each Investor Commitment to RBMG or an RBMG Subsidiary constitutes a valid and binding obligation of RBMG or a RBMG Subsidiary, and, to the Knowledge of RBMG, all of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Except as set forth in Schedule 3.28(a) hereto, each RBMG Loan or warehouse mortgage loan which is subject to an Investor Commitment is a Conforming Loan or is otherwise readily salable in the secondary market. No Investor Commitments are in Default.

         (b) Set forth in Schedule 3.28(b) hereto is a complete and correct list of each Servicing Commitment of RBMG and each RBMG Subsidiary as of the date of this Agreement, and RBMG has made available to NetBank complete and correct copies of all Servicing Commitments in effect on such date. Each Servicing Commitment of RBMG or a RBMG Subsidiary constitutes a valid and binding obligation of RBMG or the RBMG Subsidiary (as appliable), and, to the Knowledge of RBMG, all of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). No Servicing Commitments of RBMG or any RBMG Subsidiary are in Default.

         3.29 Custodial Accounts. RBMG or an appropriate RBMG Subsidiary has full power and authority to maintain escrow accounts ("Custodial Accounts") for certain serviced loans. Except as disclosed in Schedule 3.29 hereto, such Custodial Accounts comply in all material respects with (i) all applicable Regulations and the payment of interest on escrows and (ii) any terms of the mortgage loans (and mortgage servicing agreements) relating thereto. To the Knowledge of RBMG, the Custodial Accounts contain the amounts shown in the records of RBMG or RBMG Subsidiary (as applicable), which amounts represent all monies received or advanced by RBMG or RBMG Subsidiary as required by the applicable mortgage servicing agreements, less amounts remitted by or on behalf of RBMG or RBMG Subsidiary pursuant to applicable mortgage servicing agreements, except for checks in process.

         3.30 Pool Certification. Except as set forth in Schedule 3.30 hereto, all pools relating to RBMG Loans have been properly balanced, reconciled, fully funded and certified, finally certified and recertified (if required) in accordance with applicable Regulations by the applicable Investor or Agency and have been aggregated pursuant to the requirements of the applicable Investor or Agency. The principal balance outstanding and owing on RBMG Loans in each pool equals or exceeds the amount owing to the corresponding security holders of such pool. To the Knowledge of RBMG, no event has occurred or failed to occur which would require RBMG or any RBMG Subsidiary to repurchase any RBMG Loan from any pool, except with respect to the obligation to repurchase from GNMA pools, FHA Loans or VA Loans that are in the process of foreclosure (or equivalent procedure).

         3.31 Equipment Leasing.

         (a) All equipment leasing business of RBMG or its Affiliates is conducted by Republic Leasing Company, Inc.

         (b) Each equipment lease entered into by Republic Leasing Company, Inc. (each a "Lease," and collectively, the "Leases") was entered into and documented in compliance with all applicable Laws and constitutes a valid and binding obligation of the parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law), except where such noncompliance is reasonably likely to have individually or in the aggregate, a Material Adverse Effect on RBMG and where such matter is unresolved as of the date of this Agreement.

         3.32 Fairness Opinion. RBMG has received from an independent financial advisor an opinion that, as of the date hereof, the Merger Consideration is fair to the shareholders of RBMG from a financial point of view.

                                ARTICLE 4.
                 REPRESENTATIONS AND WARRANTIES OF NETBANK

         NetBank hereby represents and warrants to RBMG as follows:

         4.1 Organization, Standing, and Power of NetBank. NetBank is duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. NetBank is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NetBank or the Surviving Corporation. Attached hereto as Schedule 4.1 are certified copies of articles and bylaws of NetBank.

         4.2 Authority of NetBank; No Breach by Agreement.

         (a) NetBank has all requisite corporate power and authority necessary to execute, enter into, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for any required approval of NetBank's shareholders in accordance with applicable Law in connection with the consummation of the Merger, have been duly and validly authorized, to the extent required, by all necessary corporate action in respect thereof on the part of NetBank. This Agreement represents a legal, valid, and binding obligation of NetBank, enforceable against NetBank in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) The execution and delivery of this Agreement by NetBank, the consummation by NetBank of the transactions contemplated hereby, and compliance by NetBank with any of the provisions hereof, will not (i) conflict with or result in a breach of any provision of the articles of incorporation, bylaws or any resolution adopted by the board of directors or shareholders of NetBank, or (ii) except as disclosed in Schedule 4.2(b), constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of NetBank under, any Contract or Permit of NetBank, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NetBank or the Surviving Corporation, or (iii) subject to receipt of the requisite Consents referred to in Sections 6.3 and 7.1(c) constitute or result in a Default under, or require any Consent pursuant to, any Law, Regulation or Order applicable to NetBank or any NetBank Subsidiary or of any of their material Assets.

         (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq Stock Market, and other than Consents required from Regulatory Authorities or Agencies, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NetBank or the Surviving Corporation, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by NetBank of the transactions contemplated in this Agreement.

         4.3 NetBank Stock.

         (a) As of the date of this Agreement, the authorized capital shares of NetBank consists of 100,000,000 shares of NetBank Common Stock, of which 29,433,604 shares are issued and outstanding as of September 30, 2001, and 10,000,000 shares of preferred stock, no par value, of which none are issued and outstanding. All of the issued and outstanding shares of NetBank Common Stock and preferred stock are duly authorized and validly issued, fully paid and nonassessable. None of the outstanding shares of NetBank Stock has been issued in violation of any preemptive rights of NetBank's current or past shareholders.

         (b) Except as set forth in Schedule 4.3(b) hereto, there are no shares of capital stock or other equity securities of NetBank outstanding, nor are there any outstanding Equity Rights relating to the capital shares of NetBank.

         4.4 Financial Statements of NetBank.

         (a) (i) The Financial Statements of NetBank as of December 31, 1998, 1999 and 2000 (including, in each case, any related notes) (A) have been prepared in accordance with GAAP, (B) have applied GAAP on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), (C) comply with the requirements of Regulation S-X and the general rules and regulations of the SEC under the Securities Laws, and (D) fairly present in all material respects the financial positions of NetBank as of the respective dates and the results of operations and cash flows for NetBank for the periods indicated.

                  (ii) The Financial Statements of NetBank with respect to periods ended subsequent to December 31, 2000 have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes necessary for a comprehensive presentation of financial position, results of operations and cash flow activity required by GAAP for complete financial results. Such Financial Statements of NetBank do not contain any material omissions and do not misstate any material fact and, in the opinion of NetBank, all normal recurring adjustments necessary for a fair presentation of results have been included.

         (b) NetBank maintains a system of internal accounting controls, policies and procedures sufficient to ensure that all transactions relating to its business are executed in conformity in all material respects with the applicable rules, regulations, directives and instructions of governmental and regulatory authorities in a manner to permit preparation of proper financial statements and maintain accountability for NetBank's assets.

         4.5 Minute Books. The minute books of NetBank contain or will contain at Closing accurate records of all meetings and other corporate actions of NetBank's shareholders and board of directors (including committees of the board of directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be.

         4.6 Subsidiaries. Schedule 4.6 lists all of the Subsidiaries of NetBank and, with respect to each, its jurisdiction of organization, jurisdictions in which it is qualified or otherwise licensed to conduct business, the number of shares or ownership interests owned by NetBank (directly or indirectly), the percentage ownership interest so owned by NetBank and its business activities. The outstanding shares of capital stock or other equity interests of NetBank's Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by NetBank free and clear of all liens, claims and encumbrances or preemptive rights of any person. No Equity Rights are authorized, issued or outstanding with respect to the capital stock or other equity interests of NetBank's Subsidiaries, and there are no agreements, understandings or commitments relating to the right of NetBank to own, to vote or to dispose of said interests. None of the shares of capital stock or other equity interests of NetBank's Subsidiaries have been issued in violation of the preemptive rights of any person. Schedule 4.6 also lists all shares of capital stock or other securities or ownership interests of any corporation, partnership, joint venture, or other organization (other than NetBank's Subsidiaries and stock or other securities held in a fiduciary capacity) owned directly or indirectly by NetBank. NetBank is not a Subsidiary of any Person.

         4.7 Organization, Standing and Authority of the Subsidiaries. NetBank's depository institution Subsidiary is a federally chartered savings association with its deposits insured by the FDIC. Each of NetBank's Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of NetBank's Subsidiaries has full power and authority to carry on its business as now conducted, and is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it makes such qualifications necessary, except for qualifications which if not obtained are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NetBank or the Surviving Corporation. No Subsidiary of NetBank is required to be qualified to do business in any other State of the United States or foreign jurisdiction, or is engaged in any type of activities that have not been disclosed on Schedule 4.6.

         4.8 Absence of Undisclosed Liabilities. Except as disclosed in
Schedule 4.8, NetBank has no material Liabilities, except those disclosed Liabilities which are accrued, reserved against or disclosed in the Financial Statements of NetBank. Except as disclosed in Schedule 4.8, NetBank has not incurred or paid any Liability since December 31, 2000, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice, (ii) which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NetBank or the Surviving Corporation, or (iii) in connection with the transactions contemplated by this Agreement.

         4.9 Absence of Certain Changes or Events. Since December 31, 2000, except as disclosed in the Financial Statements of NetBank delivered prior to the date of this Agreement or as disclosed in Schedule 4.9, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NetBank or its Assets.

         4.10 Tax Matters.

         (a) All Tax Returns required to be filed by or on behalf of NetBank and NetBank Subsidiaries have been timely filed or requests for extensions have been timely filed, granted, and have not expired for such periods, except to the extent that all such failures to file, taken together, will not have a Material Adverse Effect on NetBank, its Subsidiaries, or the Surviving Corporation, and all material Tax Returns filed are complete and accurate in all material respects. All Taxes owed by NetBank and NetBank's Subsidiaries shown on any filed Tax Return have been paid. Neither NetBank nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return. There is no audit, examination, deficiency, or refund Litigation with respect to any Taxes that will result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on NetBank or any NetBank Subsidiary or on the Surviving Corporation, except as reserved against in the Financial Statements of NetBank delivered prior to the date of this Agreement or as disclosed in Schedule 4.10(a). All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation involving NetBank or its Subsidiaries have been paid. There are no material Liens with respect to Taxes upon any of the Assets of NetBank or its Subsidiaries.

         (b) NetBank and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (c) Neither NetBank nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any material Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

         (d) The unpaid Taxes of NetBank and its Subsidiaries (A) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax liability (not taking into account any reserve for deferred Taxes established to reflect temporary differences between book and Tax income) set forth on the face of the most recent balance sheet (other than in any notes thereto) and (B) do not materially exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom practice of NetBank and its Subsidiaries in filing their Tax Returns.

         (e) Deferred Taxes, if any, of NetBank and its Subsidiaries have been provided for in accordance with GAAP.

         (f) Except as disclosed in Schedule 4.10(f), neither NetBank nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, and neither NetBank nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return or has any Liability for material Taxes of any Person (other than for NetBank and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

         (g) NetBank and each of its Subsidiaries is in material compliance with, and the records of NetBank and each of its Subsidiaries contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

         (h) Neither NetBank nor any of its Subsidiaries has filed a consent under Internal Revenue Code ss.341(f) concerning collapsible corporations. Except as disclosed in Schedule 4.10(h), neither NetBank nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Internal Revenue Code ss.ss.280G and 162(m). Neither NetBank nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Internal Revenue Code ss.897(c)(2) during the applicable period specified in Internal Revenue Code ss.897(c)(1)(A)(ii).

         (i) Exclusive of the transactions contemplated herein, there has been no ownership change, as defined in Internal Revenue Code Section 382(g), in NetBank or any of its Subsidiaries during or after any Taxable Period in which NetBank or any of its Subsidiaries incurred a net operating loss that carries over to any Taxable Period ending after December 31, 2000.

         (j) Neither NetBank nor any of its Subsidiaries has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

         (k) NetBank and its Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Internal Revenue Code ss.481(c) or any corresponding or similar provision of state, local or foreign income Tax law, a listing of which is set forth in Schedule 4.10(k)(A); (B) "closing agreement" as described in Internal Revenue Code ss.7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) deferred intercompany gain or any excess loss account described in Treasury Regulations under Internal Revenue Code ss.1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

         (l) None of NetBank or any of its Subsidiaries expects any authority to assess any additional material Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any material Tax Liability of NetBank nor any of its Subsidiaries claimed or raised by any authority in writing. NetBank has delivered to RBMG correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by NetBank and its Subsidiaries since December 31, 1997.

         4.11 Assets.

         (a) Except as disclosed in Schedule 4.11(a) hereto or as disclosed or reserved against in the Financial Statements of NetBank, NetBank and each of its Subsidiaries has good and marketable title, free and clear of all Liens, to all of its respective Assets, other than such defects which would not have individually or in the aggregate a Material Adverse Effect on NetBank. All tangible properties used in the respective businesses of NetBank and each of its Subsidiaries are usable in the ordinary course of business consistent with NetBank's or each Subsidiary's past practices.

         (b) All leases or subleases held by NetBank or any of its Subsidiaries, which affect any of NetBank's or NetBank's Subsidiaries' Assets material to its business, are (i) valid contracts enforceable NetBank or such Subsidiary (as applicable) and to the Knowledge of NetBank or any Subsidiary no counterparty has alleged that it is not enforceable against it (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), (ii) in full force and effect, and (iii) not subject to any material Default. All real property or facilities leases held by NetBank or any NetBank Subsidiary as lessee, and all Material Equipment Leases, are listed on Schedule 4.11(b) hereto.

         (c) NetBank and each of its Subsidiaries currently maintains, and NetBank and each of its Subsidiaries will maintain through the Closing Date (subject to changes in the ordinary course their respective businesses), the property and casualty insurance ("P&C insurance") policies described in
Schedule 4.11(c). Neither NetBank nor any of its Subsidiaries has received written notice from any P&C insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of P&C insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $100,000, or in the aggregate exceeding $1,000,000, pending under such policies of P&C insurance and no written notices of claims in excess of such amounts have been given by NetBank or any of its Subsidiaries under such policies. Schedule 4.11(c) lists all pending claims by NetBank or any of its Subsidiaries under P&C insurance policies as of the Closing Date.

         (d) The respective Assets of NetBank and of each of its Subsidiaries include all material Assets required to operate its respective business as presently conducted, and neither NetBank nor any of its Subsidiaries has disposed of any Assets since December 31, 2000, other than in the ordinary course of business except for dispositions which if not done in the ordinary course are not likely to have, individually or in the aggregate, a Material Adverse Effect on NetBank.

         4.12 Intellectual Property. Schedule 4.12 is a complete and accurate list of all copyrights, patents, trademarks, service marks, trade names, domain names, and applications therefor owned by or licensed to NetBank or any NetBank Subsidiary ("NetBank Marks"). NetBank and each of its Subsidiaries owns or has a license to use all of the Intellectual Property used by such entity in the ordinary course of its respective business. Each of NetBank and its Subsidiaries is the owner of or has license to any Intellectual Property sold or licensed by NetBank or such Subsidiary to third parties in connection with the business operations of NetBank or such Subsidiary (as applicable), and possesses the right to convey by sale or license any Intellectual Property so conveyed. Neither NetBank nor any of its Subsidiaries is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending, or, to the Knowledge of NetBank, threatened, which challenge the rights of NetBank or any of its Subsidiaries with respect to any Intellectual Property used, sold or licensed by NetBank or any of its Subsidiaries in the course of the business of NetBank or any NetBank Subsidiary, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of NetBank, no proceedings have been instituted, or are pending, or, threatened, which challenge the rights of any licensor to any Intellectual Property licensed by NetBank and used by NetBank in the course of the business of NetBank or any NetBank Subsidiary, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of NetBank, the conduct of the business of NetBank and of its Subsidiaries does not infringe on the Intellectual Property rights of any other person. Except as disclosed in
Schedule 4.12 hereto, and except for such payments which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NetBank, neither NetBank nor any NetBank Subsidiary is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

         4.13 Environmental Matters.

         (a) Except as disclosed in Schedule 4.13(a) hereto, all property owned by NetBank and each of its Subsidiaries is, and has been, in compliance with all Environmental Laws.

         (b) There is no Litigation pending or, to the Knowledge of NetBank, threatened, before any court, governmental agency, or authority or other forum in which NetBank or any of its Subsidiaries has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by NetBank or any of its Subsidiaries or any neighboring property, nor, to the Knowledge of NetBank, is there any reasonable basis for any Litigation of a type described in this sentence.

         (c) Except as disclosed in Schedule 4.13(c) hereto, during the period of (i) any ownership or operation of any current Asset by NetBank or any of its Subsidiaries, or (ii) any participation in the management of any Participation Facility or any Operating Property by NetBank or any of its Subsidiaries, to the Knowledge of NetBank, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties. Except as disclosed in Schedule 4.13(c) hereto, prior to the period of (i) any ownership or operation by NetBank or any of its Subsidiaries of any of its respective current properties, (ii) any participation in the management of any Participation Facility or any Operating Property by NetBank or a NetBank Subsidiary, to the Knowledge of NetBank, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property.

         4.14 Compliance with Laws. Except as disclosed in Schedule 4.14 hereto, NetBank and each of its Subsidiaries:

         (a) is not in Default under any of the provisions of its articles of incorporation or bylaws (or other governing instruments); or

         (b) has in effect all Permits necessary for it to own, hold, lease, or operate its respective material Assets and to carry on its respective businesses as now conducted; there has occurred no material Default under any such Permit, and NetBank or its Subsidiaries (as applicable) is not in material Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business; or

         (c) has not entered into any written agreement with the Office of Thrift Supervision; or

         (d) since December 31, 1998, has not received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (1) asserting that it is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NetBank, (2) threatening to revoke any Permits, or (3) requiring it to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to RBMG; or

         (e) since December 31, 1998, has not received any written notification or written communication from any Agency or the staff thereof
(1) asserting that it is not in compliance with any Regulation applicable to NetBank or any of its Subsidiaries where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NetBank and where such noncompliance is unresolved as of the date of this Agreement, or (2) threatening to revoke any authority granted to NetBank or its Subsidiaries by such Agency where the question of the revocation of such authority remains unresolved as of the date of this Agreement (unless the resolution was to revoke such authority) and such revocation is reasonably likely to have, individually or in the aggregate with similar revocations, a Material Adverse Effect on NetBank or the Surviving Corporation.

         4.15 Labor Relations. Except as disclosed in Schedule 4.15 hereto, neither NetBank nor any NetBank Subsidiary is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is NetBank or any NetBank Subsidiary a party to any collective bargaining agreement, nor is there any strike or other labor dispute involving NetBank or any NetBank Subsidiary pending or to the Knowledge of NetBank threatened, nor to the Knowledge of NetBank are there any activities involving the employees of NetBank or of any NetBank Subsidiary who are seeking to certify a collective bargaining unit or engaging in any other organization activity.

         4.16 Employees; Compensation; Benefit Plans.

         (a) Compensation. Schedule 4.16(a) is a complete and correct list of the name, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or other benefits that do not rise to the level of a Plan, whether payable in cash or in kind, of each director, shareholder, independent contractor, consultant and agent of NetBank and each of its Subsidiaries and each other person (in each case other than as an employee) to whom NetBank or any Subsidiary of NetBank pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

         (b) Employee Benefit Plans. Except as otherwise disclosed in
Schedule 4.16(b):

                  (i) Schedule 4.16(b) is an accurate and complete list of all Plans contributed to, maintained or sponsored by NetBank or any Subsidiary of NetBank, to which NetBank or any of its Subsidiaries is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Sections 414(b), 414(c), 414(m) and 414(o) of the Internal Revenue Code, of which NetBank or any of its Subsidiaries is a member (each, a "NetBank Plan").

                  (ii) Neither NetBank nor any of its Subsidiaries contributes to, has an obligation to contribute to or otherwise has any liability or potential liability with respect to (A) any multiemployer plan as defined in Section 3(37) of ERISA, (B) any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Internal Revenue Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with Section 4980B of the Internal Revenue Code or applicable state continuation coverage law.

                  (iii) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of NetBank or any of its Subsidiaries to severance pay, unemployment compensation or any other similar compensation, except as expressly provided in this Agreement, or (ii) accelerate or potentially accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  (iv) Each NetBank Plan, and all related trusts, insurance contracts and funds, has been maintained, funded and administered in compliance in all material respects with its own terms and in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Internal Revenue Code. No actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands with respect to the NetBank Plans (other than routine claims for benefits) are pending or threatened, and there are no facts which could reasonably be expected to give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands. No NetBank Plan that is subject to the funding requirements of Section 412 of the Internal Revenue Code or
         Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Internal Revenue Code, whether or not waived, and each Plan has always fully met the funding standards required under Title I of ERISA and Section 412 of the Internal Revenue Code. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any NetBank Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such NetBank Plan, and the PBGC has not commenced or threatened the termination of any NetBank Plan. None of the assets of NetBank or any of its Subsidiaries is the subject of any lien arising under
         Section 302(f) of ERISA or Section 412(n) of the Internal Revenue Code, neither NetBank nor any of its Subsidiaries has been required to post any security pursuant to Section 307 of ERISA or
         Section 401(a)(29) of the Internal Revenue Code, and there are no facts which could be expected to give rise to such lien or such posting of security. No event has occurred and no condition exists that would subject NetBank or any of its Subsidiaries to any tax under Sections 4971, 4972, 4976, 4977 or 4979 of the Internal Revenue Code or to a fine or penalty under Section 502(c) of ERISA.

                  (v) Each NetBank Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to the qualification under the Internal Revenue Code of such NetBank Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect the qualification of such NetBank Plan or the tax exempt status of such related trust.

                  (vi) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code) of which NetBank or any of its Subsidiaries is a member or was a member during such five-year period.

                  (vii) As of December 31, 2000, the fair market value of the assets of each NetBank Plan that is a tax qualified defined benefit plan equaled or exceeded, and as of the Closing Date will equal or exceed, the present value of all vested and nonvested liabilities thereunder determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis. With respect to each NetBank Plan that is subject to the funding requirements of Section 412 of the Internal Revenue Code and Section 302 of ERISA, all contributions legally required to be made by the Closing Date for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Internal Revenue Code) shall have been made. With respect to each other NetBank Plan, all payments, premiums, contributions, and reimbursements required to be made by the Closing Date for all periods ending prior to or as of the Closing Date shall have been made.

                  (viii) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Internal Revenue Code, whether by statutory, class or individual exemption) has occurred with respect to any NetBank Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under Section 4975 of the Internal Revenue Code or Section 409 or 502(i) of ERISA. Neither NetBank nor, to the best knowledge of NetBank, any Subsidiary of NetBank, any trustee, administrator or other fiduciary of any NetBank Plan, or any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject NetBank or any of its Subsidiaries to any liability for breach of fiduciary duty under ERISA.

                  (ix) With respect to each NetBank Plan, all reports and information required to be filed with any government agency or distributed to NetBank Plan participants and their beneficiaries have been duly and timely filed or distributed.

                  (x) NetBank and each of its Subsidiaries has been and is presently in compliance in all material respects with all of the requirements of Section 4980B of the Internal Revenue Code.

                  (xi) Neither NetBank nor any of its Subsidiaries has a liability as of December 31, 2000 under any NetBank Plan that, to the extent disclosure is required under GAAP, is not included or disclosed on the consolidated balance sheet included in the Financial Statements of NetBank. With respect to any NetBank Plan that is a self-funded group health plan, NetBank has set aside sufficient reserves or will set aside sufficient reserves prior to the Closing, as reflected on the Financial Statements of NetBank, to satisfy all incurred, but unreported, claims as of the plan's termination date were such plan to be terminated on or prior to the Closing.

                  (xii) Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase (A) NetBank's or any NetBank Subsidiary's obligation to make contributions or any other payments to fund benefits accrued under the NetBank Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the NetBank Plans (except to the extent benefits may be deemed increased by accelerated vesting or accelerated allocation of previously unallocated NetBank Plan assets).

                  (xiii) With respect to each NetBank Plan, NetBank has disclosed or made available to RBMG, true, complete and correct copies of (A) all documents pursuant to which the NetBank Plans are maintained, funded and administered, including summary plan descriptions, (B) the three most recent annual reports (Form 5500 series) filed with the IRS (with attachments), (C) the three most recent actuarial reports, if any, (D) the three most recent financial statements, (E) all governmental filings for the last three years, including, without limitation, excise tax returns and reportable events filings, and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions) during the past three years.

                  (xiv) Each of the NetBank Plans as applied to NetBank and any of its Subsidiaries may be amended or terminated at any time by action of NetBank's board of directors, or such NetBank Subsidiary's board of directors, as the case may be, or a committee of such board of directors or duly authorized officer, in each case subject to the terms of the NetBank Plan and compliance with applicable laws and regulations (and limited, in the case of multiemployer plans, to termination of the participation of NetBank or a Subsidiary of NetBank thereunder).

         4.17 Material Contracts.

         (a) Except as disclosed in Schedule 4.17(a) hereto, neither NetBank nor any of its Subsidiaries (nor their respective Assets, business, or operations) is a party to, is bound by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000 or such a Contract providing for aggregate payments to any single Person in a period longer than a Calendar Year in the aggregate in excess of $500,000, (ii) any Contract or indemnity under which NetBank or any NetBank Subsidiary has created, incurred, assumed or guaranteed debt including without limitation any indebtedness for borrowed money, or any capitalized lease or purchase money obligation by NetBank or any NetBank Subsidiary, or by NetBank's or NetBank's Subsidiaries' employees, officers or directors, or the guarantee by NetBank or a NetBank Subsidiary of any such obligation, (iii) any Contract, including, without limitation, agreements or memoranda of understanding with any Regulatory Authority, which prohibits or restricts NetBank or any NetBank Subsidiary from engaging in any of its business activities, (iv) any Contract between NetBank or any NetBank Subsidiary and (A) any Person who directly owns 10% or greater equity or voting interest of NetBank or any of NetBank's Subsidiaries or (B) any Affiliate, or any extensions of credit outstanding to clients, employees or any third parties (excluding customers in the ordinary course of business on terms commercially available to the general public), (v) any Contract relating to the provision of data processing, network communication, or other technical services provided to or by NetBank or any NetBank Subsidiary, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, or (vii) any agreement (including all master commitments and loan purchase contracts) between NetBank or any NetBank Subsidiary and any Agency or Investor pursuant to which NetBank or any NetBank Subsidiary sold more than $10 million in principal amount of mortgage loans since December 31, 2000, (viii) any agreement between NetBank or any NetBank Subsidiary and any Investor pursuant to which NetBank or NetBank Subsidiary sold more than $2.5 million in mortgage servicing rights since December 31, 2000, and (ix) any insurance or guaranty contracts, including contracts with any private mortgage insurer or pool insurance provider with respect to the Mortgage Loans (the "NetBank Contracts"). All NetBank Contracts are properly accrued for in accordance with GAAP as of the date hereof and as of the Closing Date.

         (b) With respect to the NetBank Contracts and except as disclosed in Schedule 4.17(b) hereto: (i) each NetBank Contract is a valid contract enforceable against NetBank or a NetBank Subsidiary (as applicable) and to the Knowledge of NetBank no counterparty has alleged that it is not enforceable against them; (ii) neither NetBank nor any NetBank Subsidiary is in material Default or alleged to be in material Default thereunder,
(iii) neither NetBank nor any NetBank Subsidiary has repudiated or waived any material provision of a NetBank Contract; and (iv) no other party to a NetBank Contract is, to the Knowledge of NetBank, in Default in any respect or has repudiated or waived any material provision thereunder.

         (c) Except as disclosed in Schedule 4.17(c) hereto, no officer, director or employee of NetBank or a NetBank Subsidiary is party to a NetBank Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including NetBank or a NetBank Subsidiary.

         (d) All of the indebtedness in excess of $100,000 of NetBank and of each of its Subsidiaries for any money borrowed is prepayable at any time without penalty or premium.

         4.18 Legal and Disciplinary Proceedings. Except as disclosed in
Schedule 4.18 hereto, there is no Litigation instituted, pending or, to the Knowledge of NetBank, threatened (or unasserted but considered likely of assertion) against NetBank or any NetBank Subsidiary, or against any director, employee or employee benefit plan (acting in such capacity) of NetBank or any NetBank Subsidiary, or against any Asset, interest, or right of NetBank or any NetBank Subsidiary, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against NetBank or any NetBank Subsidiary that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on NetBank.

         4.19 Reports. Since December 31, 1998, or the date of organization if later, NetBank and each of its Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with any Regulatory Authority or Agency. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in any material respect, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         4.20 Accounting, Tax and Regulatory Matters. Neither NetBank nor any NetBank Subsidiary has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereunder from qualifying as a tax-free reorganization under Section 368 of the Internal Revenue Code, or
(ii) materially impede or delay receipt of any Consents of Regulatory Authorities or Agencies referred to in Sections 6.3 or 7.1(c) or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 7.1(c).

         4.21 Articles of Incorporation Provisions. NetBank has taken all action necessary so that the entering into of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under its articles of incorporation, bylaws or other governing instruments.

         4.22 Statements True and Correct. No written statement, certificate, instrument or other writing furnished or to be furnished by NetBank to RBMG pursuant to this Agreement (or any other document, agreement or instrument referred to herein) contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that NetBank is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply in all material respects with the provisions of applicable Law. None of the information supplied or to be supplied by NetBank or any NetBank Subsidiary for inclusion in the Registration Statement to be filed by NetBank with the SEC will be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading.

         4.23 Consents and Approvals; No Violations. Except for the approval of the Office of Thrift Supervision as described in Section 6.3 hereto, and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, state insurance and mortgage brokerage laws or regulations, and the filing and acceptance for record or recordation of a merger certificate as required by the OCGA, no filing with or notice to, and no permit, authorization, consent or approval of, any Regulatory Authority is necessary for the execution and delivery by NetBank of this Agreement or the consummation by NetBank of the transactions contemplated hereby and thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on NetBank or the Surviving Corporation. Neither the execution, delivery and performance of this Agreement by NetBank nor the consummation by NetBank of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or similar charter or organizational documents) of NetBank, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which NetBank is a party or by which any of its properties or Assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to NetBank or the Merger or any NetBank Subsidiary or any of their respective properties or Assets except, in the case of (ii) or
(iii), for violations, breaches or defaults which would not have a Material Adverse Effect on NetBank, its Subsidiaries, or the Surviving Corporation.

         4.24 Lender and Servicer Qualifications.

         (a) NetBank or an appropriate NetBank Subsidiary (i) is qualified
(A) by FHA as an approved mortgagee and servicer for mortgage loans which are insured by the FHA ("FHA Loans"), (B) by the VA as a lender and servicer for mortgage loans guaranteed by the VA ("VA Loans"), (C) by FNMA and FHLMC as a seller/servicer of first mortgages to FNMA and FHLMC and by FNMA under the Delegated Underwriting and Servicing Program, and (D) by GNMA as an authorized issuer and servicer of GNMA guaranteed mortgage-backed securities; and (ii) has all other material Permits necessary to conduct its current mortgage banking business, and is in good standing under all applicable Laws, and under all applicable Regulations, as a mortgage broker, lender and servicer. Schedule 4.24(a) lists each jurisdiction in which NetBank or the appropriate NetBank Subsidiary has obtained or applied for a Permit. Except as disclosed in Schedule 4.24(a), NetBank and each NetBank Subsidiary:

                  (x) to the Knowledge of NetBank, is not in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business as interpreted by the respective courts and Agencies having jurisdiction over NetBank or any NetBank Subsidiary as of the date of this Agreement or the Closing Date, nor is there a reasonable probability of the operation or practices of NetBank or any NetBank Subsidiary being held to be in violation of such Laws, Orders or Permits; or

                  (y) has not received any notification or communication from any agency or department of federal, state, or local government or any Agency or the staff thereof (i) asserting that NetBank or any NetBank Subsidiary is not in compliance with any of the Laws or Orders which such governmental authority or Agency enforces, or (ii) threatening to revoke any Permits.

         (b) Except as disclosed in Schedule 4.24(b) hereto, NetBank and its Subsidiaries have been and are in compliance in all material respects with all Laws (including the Regulations) and Orders of any court or governmental authorities applicable to it, its Assets and its conduct of business, the breach of which would require the repurchase of a NetBank Loan or result in NetBank or a NetBank Subsidiary incurring a loss. NetBank and its Subsidiaries have timely filed, or will have timely filed by the Closing Date, all material reports required by any Investor, Agency or insurer or by any Law to be filed. To the Knowledge of NetBank, neither NetBank nor its Subsidiaries has done or caused to be done, or has failed to do or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (i) any approvals of the FHA, VA, FNMA, FHLMC, GNMA or HUD, (ii) any FHA insurance or commitment of the FHA to insure, (iii) any VA guarantee or commitment of the VA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, (vii) any flood insurance policy, (viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, GNMA, FNMA, FHA, FHLMC, VA or private mortgage insurers, (ix) any surety or guaranty agreement, or (x) any guaranty issued by GNMA, FNMA or FHLMC to NetBank or any NetBank Subsidiary respecting mortgage-backed securities issued by NetBank or any NetBank Subsidiary and other like guaranties. Except as set forth in Schedule 4.24(b), since January 1, 1998, no Agency, Investor or private mortgage insurer has (i) claimed that NetBank or any NetBank Subsidiary has violated or has not complied with the applicable underwriting standards with respect to NetBank Loans sold by NetBank or any NetBank Subsidiary to an Investor or Agency, or with respect to any sale of mortgage servicing rights to an Investor, or (ii) imposed restrictions on the activities (including commitment authority) of NetBank or any NetBank Subsidiary.

         (c) Except as set forth in Schedule 4.24(c) hereto, to the Knowledge of NetBank no NetBank Loan has been originated and/or serviced by NetBank or any NetBank Subsidiary in violation of any Law or Regulation, the violation of which could reasonably result in NetBank or any NetBank Subsidiary incurring a loss for GAAP purposes in excess of $400,000.

         4.25 Loan and Mortgage Servicing Portfolio.

         (a) Each NetBank Loan conforms to the Agency and Investor requirements (including the Regulations), and each NetBank Loan (i) is eligible for sale to, and insurance by, or pooling to collateralize securities issued or guaranteed by, the applicable Investor, Agency or insurer; or (ii) if NetBank or any NetBank Subsidiary has sold or will sell mortgage servicing rights with respect to a NetBank Loan to an Investor, is eligible for the sale of mortgage servicing rights to the applicable Investor. NetBank and its Subsidiaries each have originated, underwritten, funded, serviced and sold (as applicable) each NetBank Loan in compliance with applicable federal, state and local legal and regulatory requirements (including licensing statutes and regulations) and in accordance with Agency and Investor requirements (including the Regulations) and the related NetBank Loan documents. Each NetBank Loan (i) is, except as set forth in Schedule 4.25(a) hereto, evidenced by a note or other evidence of indebtedness with such terms as are customary in the business; (ii) is duly secured by a mortgage, security deed or deed of trust (a "mortgage") with such terms as are customary in the business and which grants the holder thereof either a first lien on the subject property (including any improvements thereon) with respect to loans originated as first mortgages, and with respect to loans originated as second mortgages, a second priority lien on the subject, and which constitutes a security interest that has been duly perfected and maintained (or is in the process of perfection in due course) and is in full force and effect and is insured by a title policy issued by a company acceptable to the applicable Agency or Investor to the extent required by the applicable Agency or Investor; (iii) is accompanied by a hazard insurance policy covering improvements on the premises subject to such mortgage or deed of trust, with a loss payee clause in favor of NetBank or a NetBank Subsidiary or the assignee of NetBank or a NetBank Subsidiary, which insurance policy or policies covers such risks as are customarily insured against in accordance with industry practice and in accordance with Investor or Agency requirements, and which includes flood insurance and/or special hazard insurance where either is required by an Investor or Agency or requested by the mortgagor. NetBank and its Subsidiaries have complied in all material respects with all of its obligations under the insurance policies described in this clause (iii); and (iv) except as set forth in Schedule 4.25(a), is covered by an FHA insurance certificate, VA guaranty certificate, or policy of private mortgage insurance, if required by the terms of any agreement or any Law applicable to such loan. NetBank and its Subsidiaries have substantially complied with all applicable provisions of any such insurance or guaranty contract or policy and the Laws related thereto, the insurance or guaranty is in full force and effect with respect to each such loan, and there is no Default that would result in the revocation of any such insurance or guaranty. Except as set forth in Schedule 4.25(a), each warehouse mortgage loan is a NetBank Loan that is or is eligible to be an FHA Loan or a VA Loan or which is a loan eligible to be sold to FNMA or FHLMC ("Conforming Loan") or is subject to a commitment of a Person to purchase a NetBank Loan owned by NetBank or a NetBank Subsidiary ("Investor Commitment"). To the Knowledge of NetBank or any NetBank Subsidiary, no NetBank Loans are in Default except as reflected on the records of NetBank or NetBank Subsidiary.

         (b) To the Knowledge of NetBank, all NetBank Loans are genuine, valid and legally binding obligations of the borrowers thereunder, have been duly executed by a borrower of legal capacity and are enforceable in accordance with their respective terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law), (ii) state Laws requiring creditors to proceed against the collateral before pursuing the borrower, (iii) state Laws on deficiencies, and (iv) the matters set forth in Schedule 4.25(b) hereto. Except as set forth in Schedule 4.25(b), neither the operation of any of the terms of any NetBank Loan, nor the exercise of any right thereunder, has rendered or will render the related mortgage or note unenforceable, in whole or in part, or subject it to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto. The Loan Documents for all NetBank Loans were in compliance in all material respects with applicable Laws and Regulations and Investor and Agency requirements upon origination of the underlying NetBank Loan and are complete in all material respects.

         (c) All NetBank Loans held for the account of NetBank or a NetBank Subsidiary (whether or not for future sale or delivery to an Investor or Agency) are owned by NetBank or such Subsidiary free and clear of any Lien other than Liens in favor of NetBank's or such Subsidiary's lender banks pursuant to financing arrangements. Such NetBank Loans have been duly recorded or submitted for recordation in the appropriate filing office in the name of NetBank or NetBank Subsidiary, as applicable, as mortgagee or, for loans registered through MERS, in the name of MERS. Neither NetBank nor any NetBank Subsidiary has, with respect to any such NetBank Loan, released any security therefor, except upon receipt of Investor or Agency approval, or accepted prepayment of any such NetBank Loan which has not been promptly applied to such NetBank Loan in accordance with the terms thereof. To the Knowledge of NetBank, there exists no physical damage to any property securing a NetBank Loan ("Collateral"), which physical damage is not insured against in compliance with the Regulations or would cause any NetBank Loan to become delinquent or adversely affect the value or marketability of any NetBank Loan, Servicing Rights or Collateral.

         (d) To the Knowledge of NetBank, (i) all monies received with respect to each NetBank Loan have been properly accounted for and applied,
(ii) upon origination, all of NetBank Loans were fully disbursed in accordance with applicable law and regulations and (iii) all payoff and assumption statements with respect to each NetBank Loan provided by NetBank or a NetBank Subsidiary to borrowers or their agents were, at the time they were provided, complete and accurate in all material respects.

         (e) The responsibilities of NetBank and each NetBank Subsidiary with respect to all applicable Taxes (including tax reporting for the period prior to the Closing), assessments, ground rents, flood insurance premiums, hazard insurance premiums and mortgage insurance premiums that are related to the NetBank Loans have been duly met in all material respects, both individually or in the aggregate. All Tax identifications are correct and complete in all material aspects and comply with all applicable Laws in all material respects, and property descriptions contained in any Loan Document for a NetBank Loan are legally sufficient in all material respects.

         (f) NetBank has provided RBMG with a copy of the internal practices and procedures of NetBank and each NetBank Subsidiary; and NetBank, each NetBank Subsidiary, and employees of NetBank and each NetBank Subsidiary have complied and are in compliance with such practices and procedures. All such practices and procedures and all form disclosures, notices, broker agreements, notes, mortgages, instruments and agreements used in the business of NetBank or any NetBank Subsidiary comply in all material respects with (a) all applicable Consumer Credit Law, (b) all standards imposed by the Agencies and Investors, to the extent applicable, and (c) any other applicable Law or Regulation.

         4.26 No Recourse.

         (a) Neither NetBank nor any NetBank Subsidiary normally or ordinarily incurs expenses such as legal fees in excess of the customary reimbursement limits, if any, set forth in the applicable mortgage servicing agreement. Except as set forth in Schedule 4.26(a) hereto, neither NetBank nor any NetBank Subsidiary is a party to (i) any Contract with (or otherwise obligated to) any Person, including an Investor, Agency or insurer, to repurchase from any such Person any NetBank Loan, mortgaged property serviced for others or previously disposed loans; or (ii) any Contract to reimburse, indemnify or hold harmless any Person or otherwise assume any Liability with respect to any loss suffered or incurred as a result of any default under or the foreclosure or sale of any such NetBank Loan, mortgaged property, or previously disposed loans except in either case where such recourse is based upon a breach by NetBank or a NetBank Subsidiary of a customary representation, warranty or undertaking. Also except as set forth on Schedule 4.26(a) hereto, neither NetBank nor any NetBank Subsidiary is a party to any Contract with (or otherwise obligated to) any Person to sell NetBank Loan servicing to any such Person.

         (b) Except as set forth in Schedule 4.26(b) hereto, there are no pooling, participation, servicing or other Contracts to which NetBank or any NetBank Subsidiary is a party which obligate it to make servicing advances with respect to defaulted or delinquent NetBank Loans other than as provided in GNMA, FNMA or FHLMC pooling and servicing agreements. The amounts that, as of the Effective Date, have been advanced by NetBank or NetBank Subsidiary in connection with servicing the NetBank Loans (including principal, interest, taxes and insurance premiums) and which are permitted to be paid by NetBank or NetBank Subsidiary as the servicer of the NetBank Loans pursuant to applicable Investor or Agency requirements and the terms of the applicable mortgage servicing agreement will be valid and subsisting amounts owing to NetBank or NetBank Subsidiary, subject to the terms of the applicable mortgage servicing agreement.

         4.27 Mortgage Servicing Agreements. Schedule 4.27 hereto lists all agreements under which NetBank or any NetBank Subsidiary services loans on behalf of third parties, or under which any third party services NetBank Loans (the "NetBank Mortgage Servicing Agreements"), as of the date of this Agreement. Except as set forth in Schedule 4.27, the NetBank Mortgage Servicing Agreements set forth all the terms and conditions of NetBank's or NetBank Subsidiary's (as applicable) rights against and obligations to the Agencies and Investors and they have not been modified in writing to any extent or otherwise in any material respect. All of the NetBank Mortgage Servicing Agreements are valid and binding obligations of NetBank or a NetBank Subsidiary and, to the Knowledge of NetBank, all of the other parties thereto and are in full force and effect and are enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Except as set forth in
Schedule 4.27 hereto, (i) to the Knowledge of NetBank there is no Default by any party under any such NetBank Mortgage Servicing Agreement, (ii) there is no pending or, to the Knowledge of NetBank, threatened cancellation of any NetBank Mortgage Servicing Agreement, (iii) no material sanctions or penalties have been imposed upon NetBank under any Mortgage Servicing Agreement or under any applicable Regulation, and (iv) all of the NetBank Mortgage Servicing Agreements and the rights created thereunder are owned by NetBank free and clear of any Liens other than Liens in favor of NetBank's or such Subsidiary's lender banks pursuant to financing arrangements, and upon the consummation of the Merger, will continue to be so owned by NetBank except upon termination by an Investor or Agency pursuant to Contract right.

         4.28 Investor Commitments and Servicing Commitments.

         (a) Set forth in Schedule 4.28(a) hereto is a complete and correct list of each Investor Commitment to which NetBank or any NetBank Subsidiary was a party as of the date of this Agreement, and NetBank has made available to RBMG complete and correct copies of all Investor Commitments in effect on such date. Each Investor Commitment to NetBank or a NetBank Subsidiary constitutes a valid and binding obligation of NetBank or a NetBank Subsidiary, and, to the Knowledge of NetBank, all of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Except as set forth in
Schedule 4.28(a) hereto, each NetBank Loan or warehouse mortgage loan which is subject to an Investor Commitment is a Conforming Loan or is otherwise readily salable in the secondary market. No Investor Commitments are in Default.

         (b) Set forth in Schedule 4.28(b) hereto is a complete and correct list of each Servicing Commitment of NetBank or any NetBank Subsidiary as of the date of this Agreement, and NetBank has made available to RBMG complete and correct copies of all Servicing Commitments in effect on such date. Each Servicing Commitment of NetBank or a NetBank Subsidiary constitutes a valid and binding obligation of NetBank or the NetBank Subsidiary (as applicable), and, to the Knowledge of NetBank, all of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). No Servicing Commitments of NetBank or any NetBank Subsidiary are in Default.

         4.29 Custodial Accounts. NetBank or an appropriate NetBank Subsidiary has full power and authority to Custodial Accounts for certain serviced loans. Except as disclosed in Schedule 4.29 hereto, such Custodial Accounts comply in all material respects with (i) all applicable Regulations and the payment of interest on escrows and (ii) any terms of the mortgage loans (and mortgage servicing agreements) relating thereto. To the Knowledge of NetBank, the Custodial Accounts contain the amounts shown in the records of NetBank or a NetBank Subsidiary (as applicable), which amounts represent all monies received or advanced by NetBank or a NetBank Subsidiary as required by the applicable mortgage servicing agreements, less amounts remitted by or on behalf of NetBank or a NetBank Subsidiary pursuant to applicable mortgage servicing agreements, except for checks in process.

         4.30 Pool Certification. Except as set forth in Schedule 4.30 hereto, all pools relating to NetBank Loans have been properly balanced, reconciled, fully funded and certified, finally certified and recertified (if required) in accordance with applicable Regulations by the applicable Investor or Agency and have been aggregated pursuant to the requirements of the applicable Investor or Agency. The principal balance outstanding and owing on the NetBank Loans in each pool equals or exceeds the amount owing to the corresponding security holders of such pool. To the Knowledge of NetBank, no event has occurred or failed to occur which would require NetBank or any NetBank Subsidiary to repurchase any NetBank Loan from any pool, except with respect to the obligation to repurchase from GNMA pools, FHA Loans or VA Loans that are in the process of foreclosure (or equivalent procedure).

         4.31 Equipment Leasing. Neither NetBank nor any NetBank Subsidiary engages in or has engaged in the business of equipment leasing as of the date of this Agreement.

         4.32 Fairness Opinion. NetBank has received from an independent financial advisor an opinion that, as of the date hereof, the Merger Consideration is fair to the shareholders of NetBank from a financial point of view.

         4.33 Loan Portfolio. Except as disclosed in writing to RBMG, neither NetBank nor any NetBank Subsidiary is a party to (i) a NetBank Loan, other than any NetBank Loan the unpaid principal balance of which does not exceed $100,000, under the terms of which the obligor was, as of September 30, 2001 over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) NetBank Loan with any director, executive officer or five percent or greater stockholder of NetBank or any NetBank Subsidiary, or to the knowledge of NetBank, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Schedule 4.33 hereto sets forth
(i) all of the NetBank Loans in original principal amount in excess of $100,000 of NetBank or any of its Subsidiaries that as of September 30, 2001, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of loan (i.e., commercial consumer, etc.), all of the other NetBank Loans that as of September 30, 2001, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such NetBank Loans by category and (iii) each asset of NetBank that as of September 30, 2001, was classified as "Other Real Estate Owned" and the book value thereof. NetBank shall promptly inform RBMG in writing of any NetBank Loan that becomes classified in the manner described in the previous sentence, or any NetBank Loan the classification of which is changed, at any time after the date of this Agreement.

                                ARTICLE 5.
                                 COVENANTS

         5.1 Affirmative Covenants of RBMG. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of NetBank shall have been obtained, and except as otherwise expressly contemplated herein, RBMG shall, in the usual, regular, and ordinary course, (a) use its reasonable good faith efforts to preserve intact its respective business organization and Assets and maintain its rights and franchises; (b) take no action which would materially adversely affect the ability of any Person to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 7.1(c) or 7.1(d), or materially adversely affect the ability of any Person to perform its covenants and agreements under this Agreement; and (c) furnish upon request NetBank with copies of any internal operational management reports or Litigation Management report.

         5.2 Negative Covenants of RBMG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of NetBank shall have been obtained and except as otherwise expressly contemplated herein or in the Schedules hereto, RBMG will not, and shall cause each of its Subsidiaries not to, do or agree or commit to do any of the following:

         (a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or establish, acquire or engage in any new type of activity; or

         (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than regularly scheduled quarterly dividends of $0.11 per share of RBMG Common Stock payable on record dates and in amounts consistent with past practices, or

         (c) except as set forth on Exhibit 5.2(c) hereto, amend its articles of incorporation or bylaws; or

         (d) except as set forth on Exhibit 5.2(d), incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in the ordinary course of its business consistent with past practice or impose, or suffer the imposition, on any of its Assets any Lien or permit any such Lien to exist, except in the ordinary course of its business; or

         (e) except as set forth on Exhibit 5.2 (e) hereto, repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of its capital shares or make any other distribution in respect of its capital shares, other than as necessary to exchange the Unexercised RBMG Options as provided in Section 2.9 hereto; or

         (f) issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of its capital stock or any share appreciation rights, or any option, warrant, or other Equity Right except pursuant to the exercise of or issuance under the RBMG Employee Stock Ownership Plan, RBMG Dividend Reinvestment Stock and Purchase Plan, and the RBMG Stock Investment Plan, it being understood and agreed by the Parties hereto that all of the foregoing stock plans and any other employee stock options to purchase RBMG Common Stock, with the exception of the Rollover Options, shall be terminated by RBMG on or prior to the Closing Date; or

         (g) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of or in substitution for its shares of capital stock; or

         (h) except as set forth on Exhibit 5.2(h) hereto: (i) merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; (ii) acquire control over any other entity; or (iii) liquidate, sell, lease, mortgage, or otherwise encumber or dispose of any Assets or acquire any Assets other than in the ordinary course of its business consistent with past practices for reasonable and adequate consideration; or

         (i) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect on RBMG; or

         (j) make any material investment for its own account, either by purchase of shares or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person other than in the ordinary course of business; or

         (k) grant any increase in compensation or benefits to any of its employees or officers except (i) in accordance with past practice, (ii) as disclosed in Exhibit 5.2(k) hereto, or (iii) as required by Law; pay any material severance or termination pay or any material bonus other than pursuant to RBMG Plans, written policies or written Contracts in effect on the date of this Agreement and disclosed in Exhibit 5.2(k) hereto; or except as set forth on Exhibit 5.2(k) hereto, enter into or amend any severance agreements with its officers; grant any material increase in fees or other increases in compensation or other benefits to its directors except in accordance with past practice; or voluntarily accelerate the vesting of any employee benefits or other Equity Rights provided, however, that nothing contained herein shall prohibit RBMG from paying 2001 bonuses under its incentive bonus plans and provided further that RBMG shall be entitled to extend, for a maximum of one year, the term of existing change of control agreement between RBMG and any employee of RBMG which would otherwise expire pursuant to its existing terms prior to the Effective Time; or

         (l) enter into or amend any employment Contract entered into with any Person having a salary and incentive plan thereunder in excess of $100,000 per year (unless such amendment is required by Law) that it does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Closing Date; or

         (m) adopt any new RBMG Plan or terminate or withdraw from, or make any material change in or to, any existing RBMG Plans other than a change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such RBMG Plans, except as necessary to comply with Law, the terms of such plans, or past practices; or

         (n) except as set forth in Exhibit 5.2(n) hereto, settle any Litigation involving any of its Liabilities or the Liabilities of any Affiliate if such settlement would include either payment of $100,000 or an agreement to material restrictions upon the operations of its business; or

         (o) change its methods of accounting or systems of internal accounting controls in effect at December 31, 2000, except as required by changes in regulatory accounting requirements or GAAP concurred in by outside auditors after 5 days' prior notice to NetBank, or change any of its material methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 2000, except (i) as required by changes in law or regulation or (ii) which are not material and which are taken in the ordinary and usual course of business consistent with prior practice; or

         (p) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $100,000) or waive, release, compromise or assign any material rights or claims; or

         (q) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, RBMG or any RBMG Subsidiary or any business combination with RBMG or any RBMG Subsidiary other than as contemplated by this Agreement; or authorize any officer, director, agent or affiliate of RBMG or any RBMG Subsidiary to do any of the above; or fail to notify NetBank immediately if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this subsection (q) shall not apply to furnishing information, negotiations or discussions following an unsolicited offer if, as a result of such offer, RBMG is advised by legal counsel that in its opinion the failure to so furnish information or negotiate could constitute a breach of the fiduciary duty of RBMG's board of directors to the RBMG shareholders;

         (r) incur any commitments for capital expenditures or obligation to make capital expenditures in excess of $100,000, for any one expenditure, or $500,000 in the aggregate, except for expenditures previously disclosed to NetBank, including without limitation the new loan origination system and leasehold improvements to the new Columbia, South Carolina headquarters and the new Jacksonville, Florida center;

         (s) take any action which would or could reasonably be expected to
(i) cause the Merger not to constitute a reorganization under Section 368 of the Code, (ii) result in any inaccuracy of a representation or warranty herein which would allow for a termination of this Agreement, or (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied.

         5.3 Affirmative Covenants of NetBank. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of RBMG shall have been obtained, and except as otherwise expressly contemplated herein, NetBank shall, in the usual, regular, and ordinary course, (a) use its reasonable good faith efforts to preserve intact its respective business organization and Assets and maintain its rights and franchises; (b) take no action which would materially adversely affect the ability of any Person to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 7.1(c) or 7.1(d), or materially adversely affect the ability of any Person to perform its covenants and agreements under this Agreement; and (c) furnish upon request RBMG with copies of any internal operational management reports or Litigation Management report.

         5.4 Negative Covenants of NetBank. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of RBMG shall have been obtained and except as otherwise expressly contemplated herein or in the Schedules hereto, NetBank will not, and shall cause each of its Subsidiaries not to, do or agree or commit to do any of the following:

         (a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or establish, acquire or engage in any new type of activity or materially expand any existing activities; or

         (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock; or

         (c) except as set forth in Exhibit 5.4(c) hereto, amend its articles of incorporation, bylaws or other governing instruments; or

         (d) except as set forth in Exhibit 5.4(d) hereto, incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in the ordinary course of its business consistent with past practice or impose, or suffer the imposition, on any of its Assets any Lien or permit any such Lien to exist, except in the ordinary course of its business; or

         (e) except as set forth on Exhibit 5.4(e) hereto, repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of its capital stock or make any other distribution in respect of its capital shares; provided, however, that NetBank may, in its discretion, provide to NetBank Stock option holders the right to exchange for Two Dollars ($2.00) per each share underlying each option of any such Person to acquire NetBank Stock existing as of the date of this Agreement and unexercised by the holder of such option prior to the Closing Date; or

         (f) issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of its capital stock or any shares appreciation rights, or any option, warrant, or other Equity Right except pursuant to the exercise of unexercised NetBank options outstanding as of the date hereof that were issued under the NetBank Plans; or

         (g) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of or in substitution for its shares of capital stock; or

         (h) except as set forth on Exhibit 5.2(h) hereto: (i) merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; (ii) acquire control over any other entity; or (iii) liquidate, sell, lease, mortgage, or otherwise encumber or dispose of any Assets or acquire any Assets other than in the ordinary course of its business consistent with past practices for reasonable and adequate consideration; or

         (i) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect on NetBank;

         (j) make any material investment for its own account, either by purchase of shares or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person other than in the ordinary course of business; or

         (k) grant any increase in compensation or benefits to any of its employees or officers except (i) in accordance with past practice as specifically disclosed in Exhibit 5.4(k) hereto, or (ii) as required by Law; pay any material severance or termination pay or any material bonus other than pursuant to NetBank Plans, written policies or written Contracts in effect on the date of this Agreement and disclosed in Exhibit 5.4(k) hereto; or enter into or amend any severance agreements with its officers; grant any material increase in fees or other increases in compensation or other benefits to its directors except in accordance with past practice as disclosed in Exhibit 5.4(k) hereto; or voluntarily accelerate the vesting of any employee benefits or other Equity Rights or voluntarily accelerate the vesting of any employee benefits or other Equity Rights provided, however, that nothing contained herein shall prohibit NetBank from paying 2001 bonuses under its incentive bonus plans consistent with past practice; or

         (l) enter into or amend any employment Contract entered into with any Person having a salary and incentive plan thereunder in excess of $100,000 per year (unless such amendment is required by Law) that it does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Closing Date; or

         (m) adopt any new NetBank Plan or terminate or withdraw from, or make any material change in or to, any existing NetBank Plans other than a change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such NetBank Plans, except as necessary to comply with Law, the terms of such plans, or past practices; or

         (n) except as set forth in Exhibit 5.4(n) hereto, settle any Litigation involving any of its Liabilities or the Liabilities of any Affiliate if such settlement would include either payment of $100,000 or an agreement to material restrictions upon the operations of its business; or

         (o) change its methods of accounting or systems of internal accounting controls in effect at December 31, 2000, except as required by changes in regulatory accounting requirements or GAAP concurred in by outside auditors after 5 days' prior notice to RBMG, or change any of its material methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 2000, except (i) as required by changes in law or regulation or (ii) which are not material and which are taken in the ordinary and usual course of business consistent with prior practice; or

         (p) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $100,000) or waive, release, compromise or assign any material rights or claim; or

         (q) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, NetBank or any NetBank Subsidiary or any business combination with NetBank or any NetBank Subsidiary other than as contemplated by this Agreement; or authorize any officer, director, agent or affiliate of NetBank or any NetBank Subsidiary to do any of the above; or fail to notify NetBank immediately if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this subsection (q) shall not apply to furnishing information, negotiations or discussions following an unsolicited offer if, as a result of such offer, NetBank is advised by legal counsel that in its opinion the failure to so furnish information or negotiate could constitute a breach of the fiduciary duty of NetBank's board of directors to the NetBank shareholders;

         (r) incur any commitments for capital expenditures or obligation to make capital expenditures in excess of $100,000, for any one expenditure, or $500,000 in the aggregate;

         (s) take any action which would or could reasonably be expected to
(i) cause the Merger not to constitute a reorganization under Section 368 of the Code, (ii) result in any inaccuracy of a representation or warranty herein which would allow for a termination of this Agreement, or (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied.

         5.5 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to the Party or the Party's Affiliates which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party or the Surviving Corporation, or (ii) would cause or constitute a material breach of the Party's representations, warranties, or covenants contained herein, and each Party agrees to use its reasonable efforts to prevent or promptly remedy the same.

         5.6 Reports. NetBank and RBMG each shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Closing Date. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the Person filing such statements as of the dates indicated and, if applicable, the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

         5.7 Affiliates. RBMG shall use its reasonable best efforts to cause all persons who are Affiliates of RBMG to deliver to NetBank promptly following this Agreement a written agreement providing that such person will not dispose of NetBank Common Stock received in the Merger except in compliance with the Securities Act and the rules and regulations promulgated thereunder, and in any event shall use its reasonable best efforts to cause such affiliates to deliver to NetBank such written agreement prior to the Closing Date.

                                ARTICLE 6.
                           ADDITIONAL AGREEMENTS

         6.1 RBMG Shareholder Meeting. RBMG shall submit this Agreement to its shareholders for approval at a meeting to be held as soon as practicable, and by approving execution of this Agreement, its board of directors agrees that it shall, at the time the Joint Proxy Statement-Prospectus is mailed to the shareholders of RBMG, recommend that RBMG's shareholders vote for such approval; provided, that the board of directors of RBMG may withdraw or refuse to make such recommendation only if the board of directors shall determine in good faith that such recommendation should not be made in light of its fiduciary duty to RBMG's shareholders after consideration of advice of legal counsel that, such recommendation or the failure to withdraw or modify such recommendation could reasonably be expected to constitute a breach of the fiduciary duty of the board of directors to the shareholders of RBMG.

         6.2 NetBank Shareholder Meeting. NetBank shall submit this Agreement to its shareholders for approval at a meeting to be held as soon as practicable, and by approving execution of this Agreement, its board of directors agrees that it shall, at the time the Joint Proxy Statement-Prospectus is mailed to the shareholders of NetBank, recommend that NetBank's shareholders vote for such approval; provided, that the board of directors of NetBank may withdraw or refuse to make such recommendation only if the board of directors shall determine in good faith that such recommendation should not be made in light of its fiduciary duty to NetBank's shareholders after consideration of advice of legal counsel that such recommendation or the failure to withdraw or modify such recommendation could reasonably be expected to constitute a breach of the fiduciary duty of the board of directors to the shareholders of NetBank.

         6.3 Regulatory Matters.

         (a) As soon as practicable following the date of this Agreement and no later than 28 days after the date of this Agreement, RBMG and NetBank shall prepare and file with the SEC the Joint Proxy Statement-Prospectus-Prospectus, and NetBank shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement-Prospectus will be included as a prospectus. Each of NetBank and RBMG shall use reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and RBMG and NetBank shall thereafter mail or deliver the Joint Proxy Statement-Prospectus to their respective shareholders. NetBank shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the RBMG shall furnish all information concerning RBMG and the holders of RBMG Common Stock as may be reasonably requested in connection with any such action.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation (including, but not limited to the application required by the HSR Act and the Notice of Acquisition of an Operating Subsidiary to be filed with the Federal Deposit Insurance Corporation and the Office of Thrift Supervision, each of which shall be filed no later than 28 days after the date of this Agreement) to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Regulatory Authorities. RBMG and NetBank shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to RBMG or NetBank, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (c) RBMG and NetBank shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement-Prospectus, the Registration Statement or any other statement, filing, notice or application made by or on behalf of RBMG, NetBank or any of their respective Subsidiaries to any Regulatory Authority in connection with the Merger and the other transactions contemplated by this Agreement.

         (d) RBMG and NetBank shall promptly advise each other upon receiving any communication from any Regulatory Authority or Agency whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

         6.4 Nasdaq Listing. NetBank shall use all reasonable efforts to cause the shares of NetBank Common Stock to be issued in the Merger to be approved for listing on the Nasdaq Stock Market, subject to official notice of issuance, as of the Effective Time.

         6.5 Access To Information.

         (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of RBMG and NetBank, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, each of RBMG and NetBank shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which RBMG or NetBank, as the case may be, is not permitted to disclose under applicable law)and (ii)all other information concerning its business, properties and personnel as such party may reasonably request. Neither RBMG nor NetBank nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of RBMG's or NetBank's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) Each of RBMG and NetBank shall hold all information furnished by or on behalf of the other Party or any of such Party's Subsidiaries or representatives pursuant to Section 6.5(a) in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreements.

         (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

         6.6 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Affiliates to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 7; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Affiliates to use, its reasonable best efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         6.7 Section 401(k) Plan; Other Employee Benefits.

         (a) Effective on the Benefit Plan Determination Date with respect to the 401(k) plan of RBMG, NetBank shall cause the 401(k) plan of RBMG either to be merged with the 401(k) plan maintained by NetBank and the NetBank Subsidiaries or terminated, provided that NetBank may elect instead to adopt the 401(k) plan of RBMG for NetBank and the NetBank Subsidiaries, in each case subject to the receipt of all applicable regulatory or governmental approvals. Each employee of RBMG at the Effective Time who becomes an employee of NetBank or a NetBank Subsidiary ("Employer Entity") immediately following the Effective Time (a "Transferred Employee") and who is an employee of an Employer Entity as of the Benefit Plan Determination Date shall be eligible to participate in NetBank's 401(k) plan (subject to complying with eligibility requirements and to NetBank's right to terminate such plan or adopt the 401(k) plan of RBMG). Until the Benefit Plan Determination Date, NetBank shall continue in effect for the benefit of participating employees the Section 401(k) plan of RBMG. For purposes of administering NetBank's 401(k) plan, service with RBMG and the RBMG's Subsidiaries shall be deemed to be service with NetBank or the NetBank Subsidiaries for participation and vesting purposes, but not for purposes of benefit accrual.

         (b) Following the Effective Time, the management of NetBank shall consult with the board of directors of NetBank in order to develop employee benefit plans, programs and arrangements to be adopted by NetBank, which benefit plans shall be provided to NetBank Employees generally (including Transferred Employees), and which shall be no less favorable, in the aggregate, than those provided to the Transferred Employees immediately prior to the Effective Time (the "Successor Plans"). Until such time as the Successor Plans are adopted and made available to the Transferred Employees (which may occur at different times with respect to different employees, plans and programs) NetBank (or the applicable Employer Entity) shall cause each RBMG Plan set forth on Schedule 6.7(b), to be continued in effect for the benefit of such Transferred Employees. Without limiting the generality of the foregoing, each Transferred Employee shall be eligible to participate on terms no less favorable than similarly situated employees of the Employer Entity in each Transferred Employee shall be eligible to participate on terms no less favorable than similarly situated employees of the Employer Entity in the Successor Plan. None of the Successor Plans that are group hospitalization, medical or dental welfare benefit plans shall have an eligibility waiting period applicable to any Transferred Employee which would exceed the eligibility waiting period applicable to such employees as of the Effective Time under the corresponding RBMG Plan applicable to such employee as in effect on the Effective Time. If the first plan year of participation in any group health plan of an Employer Entity by a Transferred Employee is a partial year, the Employer Entity will give such Transferred Employee and his or her dependents credit toward deductible and out-of-pocket limitations for and eligible expenses incurred by such persons under the RBMG group health plan during that portion of that plan year that precedes entry into the group health plan(s) of the Employer Entity. With respect to each NetBank Plan, or an Employer Entity in which a Transferred Employee participates for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension on benefits), service with RBMG (or predecessor employers to the extent RBMG provides past service credit) shall be treated as service with NetBank; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Each Successor Plan shall waive preexisting condition limitations to the same extent that such conditions do not apply under the applicable RBMG Plan, as of the Effective Time.

         (c) Each Transferred Employee who is terminated by an Employer Entity subsequent to the Effective Time, shall be entitled to severance pay in accordance with the general severance policy maintained by NetBank, if and to the extent that such employee is entitled to severance pay under such policy. Such employee's service with RBMG or a Subsidiary of RBMG shall be treated as service with NetBank for purposes of determining the amount of severance pay, if any, under NetBank's severance policy, which policy is attached hereto on Exhibit 6.7.

         (d) NetBank assumes as of the Effective Date all employment agreements, severance agreements and deferred compensation agreements that RBMG and any Subsidiary of RBMG has with their current and former employees and directors. Except for the agreements described in the preceding sentence and except as otherwise provided in this Agreement, all other employee benefit plans of RBMG shall be terminated or, in the sole discretion of NetBank, merged into comparable plans of NetBank, effective as NetBank shall determine in its sole discretion.

         (e) RBMG and NetBank shall take all such steps as may be required to cause the transaction contemplated by Section 2.6 and any other dispositions of the RBMG equity securities (including derivative securities)or acquisitions of NetBank equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the RBMG or (b) at the Effective Time, will become a director or officer of NetBank, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

         (f) Upon the Closing Date and for six months and one day after the Closing Date, Mr. Freeman shall be able to designate Transferred Employees and existing employees of NetBank who shall be granted stock options from NetBank at a price equal to the market price of such option as of the date immediately preceding such grant; provided, however, that the total of all such grants shall not exceed 750,000 (not counting options granted to Mssrs. Freeman, Fitzgerald and Bowers).

         6.8 Confidentiality.

         (a) Each Party shall comply with the terms of the Confidentiality Agreements.

         (b) Each Party agrees to give each of the other Parties notice as soon as practicable after any determination by it of any fact or occurrence relating to any other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on such Party or the Surviving Corporation.

         6.9 Press Releases. Prior to the Closing Date, NetBank and RBMG shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any transaction contemplated hereby. Nothing in this Section 6.9 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         6.10 Executive Officers, Succession. As of the Effective Time the executive officers of NetBank shall be Mr. Douglas K. Freeman, as Chief Executive Officer, Mr. D. R. Grimes as Vice-Chairman, and Mr. Robert E. Bowers, as Chief Financial Officer, and such additional persons as may thereafter be elected. Mr. T. Stephen Johnson shall serve as Chairman of the board of directors of NetBank. Prior to the Effective Time, NetBank shall cause its board of directors to approve and adopt resolutions effecting the appointment of officers contemplated by this Section 6.10.

         6.11 Post-Merger Board of Directors and Committees.

         (a) At the Effective Time, the total number of persons serving on the board of directors of NetBank shall be eleven, seven of whom shall be Continuing NetBank Directors, and four of whom shall be Continuing RBMG Directors (as such terms are defined in subsection (c) below). The seven persons to serve initially on the board of directors of NetBank as of the Effective Time who are Continuing NetBank Directors shall include Robin Kelton and such other persons as who are selected by the board of directors of NetBank prior to the Effective Time; and the four persons to serve on the board of directors of NetBank as of the Effective Time who are Continuing RBMG Directors shall be selected by the board of directors of RBMG prior to the Effective Time. Two NetBank Directors shall be assigned to each of the three classes of the board of directors of NetBank from and after the Effective Time, and the four Continuing RBMG Directors shall be assigned to the three classes of the board of directors of NetBank so that two of such classes contain one Continuing RBMG Director and one class contains two Continuing RBMG Directors. In the event that, prior to the Effective Time, any person so selected to serve on the board of directors of NetBank after the Effective Time is unable or unwilling to serve in such position, the board of directors which selected such person shall designate another of its members to serve in such person's stead in accordance with the provisions of the immediately preceding sentence. Prior to the Effective Time, NetBank shall cause its board of directors to approve and adopt resolutions effecting the Board composition contemplated by this
Section 6.11.

         (b) On or before the Effective Time, all directors, other than Donald L. Shapleigh, who were officers of NetBank at any time prior to the Effective Time shall have resigned from the board of directors of NetBank.

         (c) From and after the Effective Time, each of the committees of the board of directors of NetBank shall be comprised of an equal number of Continuing NetBank Directors and Continuing RBMG Directors and the respective chairmen of such committees shall be drawn equally from the Continuing NetBank Directors and the Continuing RBMG Directors, the identity of the members of such committees and such chairmen to otherwise be as mutually determined by Mr. Freeman and Mr. Johnson.

         (d) The term "Continuing NetBank Director" means (i) any person serving as a director of NetBank on the date of this Agreement who continues as a director of NetBank at the Effective Time and (ii) any person who becomes a director of NetBank and who is designated as such by the Continuing NetBank Directors prior to his or her election; and the term " Continuing RBMG Director" means (i) any person serving as a director of RBMG on the date of this Agreement who becomes a director of NetBank at the Effective Time and (ii) any person who becomes a Director of NetBank and who is designated as such by the Continuing RBMG Directors prior to his or her election.

         (e) Mr. T. Stephen Johnson shall serve as Chairman of the board of directors of NetBank until the date of NetBank's public announcement of $.25 per share or more for operating earnings in a quarter (the "Chairman Succession Date"). In addition, from and after the Chairman Succession Date, Mr. Freeman shall be the Chairman of the Board of NetBank until December 31, 2005. If, for any reason, Mr. Johnson ceases to serve as Chairman of the NetBank board of directors prior to the Chairman Succession Date and at such time Mr. Freeman is then serving as Chief Executive Officer of NetBank, Mr. Freeman shall at such time become Chairman of the board of directors of NetBank.

         6.12 Form of Merger. The Parties agree that, upon the mutual consent of the Parties, the form of the Merger shall be changed from that set forth Recital D to a direct merger of RBMG with and into NetBank, with NetBank as the survivor, provided that Tax Counsel for each Party is able to deliver the opinion set forth in Section 7.1(e) based upon the change in the form of the Merger set forth herein.

                                ARTICLE 7.
             CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         7.1 Conditions to Obligations of Each Party. The respective obligations of each Party consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 9.5(a):

         (a) Corporate Authorization. All corporate action necessary to authorize the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated hereby, shall have been duly and validly taken, including, without limitation, the approval of this Agreement by the shareholders of RBMG and NetBank.

         (b) Registration Statement. The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, no proceedings shall be pending or to the knowledge of NetBank threatened by the SEC to suspend the effectiveness of such Registration Statement and the NetBank Common Stock to be issued as contemplated in this Agreement shall have either been registered or be subject to exemption from registration under applicable state securities laws.

         (c) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities and Agencies required for consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect and all waiting periods in respect thereof shall have expired. No Consent obtained from any Regulatory Authority or Agency which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner such as would have a material adverse impact on the financial condition of the Surviving Corporation.

         (d) Consents and Approvals. Each Party shall have obtained any and all material Consents, including, without limitation, Consents of all Investors and Agencies under all existing Contracts, required for consummation of the transactions contemplated hereby (other than those referred to in Section 7.1(c)) or for the preventing of any Default under any Contract or Permit of such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner that has a material adverse impact on the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

         (e) Tax Opinion. RBMG and NetBank shall have received a written opinion of its respective legal counsel ("Tax Counsel"), in a form reasonably satisfactory to RBMG and NetBank ("Tax Opinion"), respectively, dated the date of the Effective Time, substantially to the effect that, on the basis of facts, representation and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368 of the Code. In rendering such Tax Opinion, Tax Counsel may require and rely upon representation and covenants, including those contained in certificates of NetBank, RBMG, and others, reasonably satisfactory in form and substance to such Tax Counsel.

         (f) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

         (g) Nasdaq Listing. The shares of NetBank Common Stock which shall be issued to the stockholders of RBMG upon consummation of the Merger shall have been authorized for listing on the Nasdaq Stock Market, subject to official notice of issuance.

         7.2 Conditions to Obligations of NetBank. The obligations of NetBank to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by NetBank pursuant to Section 9.5(a):

         (a) Representations and Warranties. For purposes of this Section 7.2(a), the accuracy of the representations and warranties of RBMG set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of RBMG set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on RBMG, its Subsidiaries, or the Surviving Corporation.

         (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of RBMG to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

         (c) Certificates. RBMG shall have delivered to NetBank (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and chief financial officer that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied, that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's Knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on RBMG or that present a valid claim to restrain or prohibit the transactions contemplated herein and that to best of such officer's knowledge the "Total Stockholders' Equity" as of the Closing Date is equal to or exceeds the Closing Requirement Amount; (ii) certified copies of resolutions duly adopted by RBMG's board of directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, and (iii) certified copies of resolutions duly adopted by RBMG's shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as RBMG and its counsel shall request.

         (d) Stockholders' Equity. The "Total Stockholders' Equity" of RBMG as of a month end within 63 days of the Closing Date shall not be less than $142 million (the "Closing Requirement Amount"). The "Total Stockholders' Equity" shall be as stated on the RBMG consolidated Balance Sheet and shall be accompanied by the "Report of Independent Accountants" of Ernst & Young on said Balance Sheet.

         (e) Merger of RBC and RBMG. At the request and direction of NetBank, RBMG will cause RBC to merge with and into RBMG, with RBMG as the survivor of the merger.

         7.3 Conditions to Obligations of RBMG. The obligations of RBMG to perform this Agreement and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by RBMG pursuant to Section 9.5(a):

         (a) Representations and Warranties. For purposes of this Section 7.3(a), the accuracy of the representations and warranties of NetBank set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of NetBank set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on NetBank, its Subsidiaries, or the Surviving Corporation.

         (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of NetBank to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

         (c) Certificates. NetBank shall have delivered to RBMG (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and chief financial officer that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied, and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's Knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on NetBank or that present a claim to restrain or prohibit the transactions contemplated herein; and (ii) certified copies of resolutions duly adopted by NetBank's board of directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as NetBank and its counsel shall request and (iii) certified copies of resolution duly adopted by NetBank's shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as NetBank and its counsel shall request.

         (d) NetBank Governing Documents. Prior to the Effective Time, NetBank shall have caused the bylaws of NetBank to be amended as provided in Exhibit 7.3(d).

                                ARTICLE 8.
                                TERMINATION

         8.1 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated in writing and the transactions contemplated hereby abandoned:

         (a) At any time prior to the Effective Time by mutual consent of NetBank and RBMG; or

         (b) At any time prior to the Effective Time by any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which (i) cannot be cured prior to September 30, 2002 and (ii) would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standards set forth Section 7.2(a) of this Agreement in the case of NetBank and Section 7.3(a) of this Agreement in the case of RBMG; or

         (c) At any time prior to the Effective Time by any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be cured prior to September 30, 2002; or

         (d) At any time by any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event any Consent of any Regulatory Authority required for consummation of the transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; or

         (e) At any time following September 30, 2002, by any Party in the event that (i) the transactions contemplated hereby shall not have been consummated by the close of business on such date, or (ii) any condition precedent provided for in Section 7.1 (as it relates to the non-terminating Party) that is not otherwise waived pursuant to Section 9.5(a) is not satisfied as of such date; or

         (f) At any time by either Party if the shareholders of RBMG and NetBank do not approve this Agreement at the meeting of such shareholders duly called and held pursuant to Sections 6.1 and 6.2, as applicable.

         8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall become void and have no effect, except that (i) the provisions of this
Section 8.2 and Article 9 shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 8.1(b), 8.1(c), 8.1(d) and 8.1(e) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

                                ARTICLE 9.
                               MISCELLANEOUS

         9.1 Expenses.

         (a) Except as otherwise provided in this Section 9.1, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own Representatives; provided, however, that the filing fees and printing costs incurred in connection with the Registration Statement and the Joint Proxy Statement-Prospectus shall be borne 50% by NetBank and 50% by RBMG.

         (b) If this Agreement is terminated by RBMG pursuant to Sections 8.1(b) or (c), NetBank shall pay to RBMG the sum of (y) an amount of up to $1,000,000 for all expenses incurred by RBMG for outside accounting and legal firms directly related to RBMG's due diligence for the Merger and Closing and for the negotiation, preparation of, and performance under this Agreement, plus (z) $2,000,000.

         (c) If this Agreement is terminated by NetBank pursuant to Sections 8.1(b) or (c), RBMG shall pay to NetBank the sum of (y) an amount of up to $1,000,000 for all expenses incurred by NetBank for outside accounting and legal firms directly related to NetBank's due diligence for the Merger and Closing and for the negotiation, preparation of, and performance under this Agreement, plus (z) $2,000,000.

         (d) If this Agreement is terminated by RBMG pursuant to Section 8.1(f), NetBank shall pay to RBMG the sum of (y)an amount of up to $1, 000,000 for all expenses incurred by RBMG for outside accounting and legal firms directly related to RBMG's due diligence for the Merger and Closing and for the negotiation, preparation of, and performance under this Agreement, plus (z) $2,000,000.

         (e) If this Agreement is terminated by NetBank pursuant to Section
8.1 (f), RBMG shall pay to NetBank the sum of (y) an amount of up to $l, 000,000 for al1 expenses incurred by NetBank for outside accounting and legal firms directly related to NetBank's due diligence for the Merger and Closing and for the negotiation, preparation of, and performance under this Agreement, plus (z) $2, 000,000.

         9.2 Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby, except for Raymond James & Associates, Inc., on behalf of NetBank, and Sandler O'Neill & Partners, L.P. on behalf of RBMG.

         9.3 Entire Agreement; Third Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Except as otherwise provided in Sections
6.10 and 6.11, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person, other than the Parties or their respective successors, any rights, or remedies hereto.

         9.4 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after board or shareholder approval, if any, of this Agreement has been obtained.

         9.5 Waivers.

         (a) Prior to or at the Closing Date, any Party shall have the right to waive any Default in the performance of any term of this Agreement by the other Party or its Affiliates and to waive or extend the time for the compliance or fulfillment by the other Party or its Affiliates of any and all of their obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law and would have individually or in the aggregate a Material Adverse Effect on such party. No such waiver shall be effective unless in writing signed by a duly authorized officer of the party in question.

         (b) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         9.6 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         9.7 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

           RBMG:                   Resource Bancshares Mortgage Group, Inc.
                                   7909 Parklane Road
                                   Columbia, South Carolina 29223
                                   Attention:  Douglas K. Freeman

           Copy to Counsel:        Skadden, Arps, Slate, Meagher & Flom LLP
                                   Four Times Square
                                   New York, NY 10036
                                   Attention:  Fred B. White, III

           NetBank:                NetBank, Inc.
                                   Royal Centre Three, Suite 100
             and                   11475 Great Oaks Parkway
                                   Alpharetta, Georgia 30022
           Merger Sub:             Attention:  D.R. Grimes

           Copy to Counsel:        Powell, Goldstein, Frazer & Murphy LLP
                                   Sixteenth Floor
                                   191 Peachtree Street, N.E.
                                   Atlanta, Georgia 30303
                                   Attention:  Walter G. Moeling, IV, Esq.

         9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflict of Laws doctrine or statute.

         9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         9.10 Captions, Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

         9.11 Interpretations. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 18, 2001.

         9.12 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                      [SIGNATURES APPEAR ON NEXT PAGE]





         IN WITNESS WHEREOF, the Parties have caused this Agreement to be properly executed, as of the day and year first above written, intending it to be fully effective.


                                      NETBANK, INC.


                                      By: /s/ T. Stephen Johnson
                                         -----------------------------------
                                          T. Stephen Johnson,
                                          Chairman of the Board


                                      RESOURCE BANCSHARES MORTGAGE GROUP, INC.


                                      By: /s/ Douglas K. Freeman
                                         -----------------------------------
                                          Douglas K. Freeman, Chief Executive
                                          Officer and Chairman of the Board


                                      PALMETTO ACQUISITION CORP.


                                      By: /s/ T. Stephen Johnson
                                         ------------------------------------
                                         T. Stephen Johnson,
                                         Chairman of the Board



                             LIST OF SCHEDULES

Schedule
Number                     Description

   Schedule 3.1            RBMG Organizational Documents

   Schedule 3.2(b)         Required Consents regarding RBMG's Assets and
                           Contracts

   Schedule 3.3(b)         Outstanding equity rights or securities of RBMG

   Schedule 3.6            RBMG Subsidiaries

   Schedule 3.8            RBMG Liabilities

   Schedule 3.9            Certain RBMG Changes or Events

   Schedule 3.10(a) Tax audits, examinations, deficiencies, or refund litigation of RBMG

   Schedule 3.10(f) Tax allocation or sharing agreements and other related arrangements of RBMG

   Schedule 3.10(h)        Nondeductible Tax Payments of RBMG

   Schedule 3.10(k)(A)     Deferred Intercompany Gain

   Schedule 3.10(l)        Audits of Tax Returns

   Schedule 3.11(a)        Unmarketable title or liens on Assets of RBMG

   Schedule 3.11(b) Real property, facilities and Material Equipment Leases of RBMG

   Schedule 3.11(c) Insurance policies held by RBMG and any pending claims

   Schedule 3.12           Intellectual property owned by or licensed to RBMG

   Schedule 3.13(a)        Environmental Laws (noncompliance)

   Schedule 3.13(c)        Hazardous waste

   Schedule 3.14           Compliance with Laws--General applicability

   Schedule 3.15           Labor Litigation

   Schedule 3.16(a)        RBMG Compensation

   Schedule 3.16(b)        RBMG Plans

   Schedule 3.17(a)        RBMG Contracts

   Schedule 3.17(b)        Status of RBMG Contracts

   Schedule 3.17(c)        Noncompetition Contracts

   Schedule 3.18           Legal and disciplinary proceedings of RBMG

   Schedule 3.24(a)        Jurisdictions in which Permits are held by RBMG;
                           Compliance with Laws--Loan servicing Regulations

   Schedule 3.24(b)        Compliance

   Schedule 3.24(c)        Compliance

   Schedule 3.25(a)        Evidence of Mortgage Loan indebtedness;
                           compliance with Mortgage Loan insurance
                           policies; eligibility of purchase of Warehouse Mortgage Loans

   Schedule 3.25(b)        Validity and enforceability of Mortgage Loans

   Schedule 3.26(a) Commitments to repurchase Mortgage Loans and related properties, sell mortgage servicing, or make payments resulting from foreclosures

   Schedule 3.26(b) Obligations regarding servicing advances for troubled Mortgage Loans

   Schedule 3.27           Mortgage servicing agreements

   Schedule 3.28(a)        Investor Commitments

   Schedule 3.28(b)        Mortgage Loan servicing commitments

   Schedule 3.29           Custodial Accounts

   Schedule 3.30           Pool certification

   Schedule 4.1            NetBank Organizational Documents

   Schedule 4.2(b)         Required Consents regarding NetBank's Assets and
                           Contracts

   Schedule 4.3(b)         Outstanding equity rights or securities of NetBank

   Schedule 4.6            NetBank Subsidiaries

   Schedule 4.8            NetBank Liabilities

   Schedule 4.9            Certain NetBank Changes or Events

   Schedule 4.10(a) Tax audits, examinations, deficiencies, or refund litigation of NetBank

   Schedule 4.10(f) Tax allocation or sharing agreements and other related arrangements of NetBank

   Schedule 4.10(h)        Nondeductible Tax Payments of NetBank

   Schedule 4.10(k)(A)     Deferred Intercompany Gain

   Schedule 4.10(l)        Audits of Tax Returns

   Schedule 4.11(a)        Unmarketable title or liens on Assets of NetBank

   Schedule 4.11(b) Real property, facilities and Material Equipment Leases of NetBank

   Schedule 4.11(c) Insurance policies held by NetBank and any pending claims

   Schedule 4.12           Intellectual property owned by or licensed to NetBank

   Schedule 4.13(a)        Environmental Laws (noncompliance)

   Schedule 4.13(c)        Hazardous waste

   Schedule 4.14           Compliance with Laws--General applicability

   Schedule 4.16(b)        NetBank Plans

   Schedule 4.17(a)        NetBank Contracts

   Schedule 4.17(b)        Status of NetBank Contracts

   Schedule 4.17(c)        Noncompetition Contracts

   Schedule 4.18           Legal and disciplinary proceedings of NetBank

   Schedule 4.24(a) Jurisdictions in which Permits are held by NetBank; Compliance with Laws--Loan servicing Regulations

   Schedule 4.24(b)        Compliance

   Schedule 4.24(c)        Compliance

   Schedule                4.25(a) Evidence of Mortgage Loan indebtedness;
                           compliance with Mortgage Loan insurance
                           policies; eligibility of purchase of Warehouse Mortgage Loans

   Schedule 4.25(b)        Validity and enforceability of Mortgage Loans

   Schedule 4.26(a) Commitments to repurchase Mortgage Loans and related properties, sell mortgage servicing, or make payments resulting from foreclosures

   Schedule 4.26(b) Obligations regarding servicing advances for troubled Mortgage Loans

   Schedule 4.27           Mortgage servicing agreements

   Schedule 4.28(a)        Investor Commitments

   Schedule 4.28(b)        Mortgage Loan servicing commitments

   Schedule 4.29           Custodial Accounts

   Schedule 4.30           Pool certification




                              LIST OF EXHIBITS

Exhibit
Number                     Description

   Exhibit 5.2(c)          Amendment to Articles and/or Bylaws

   Exhibit 5.2(d)          Additional RBMG Obligations

   Exhibit 5.2(e)          Permitted Stock Transactions

   Exhibit 5.2(h)          Permitted Mergers, Acquisitions and Asset
                           Transactions

   Exhibit 5.2(k)          Compensation or benefits to RBMG employees

   Exhibit 5.2(n)          Settlement of litigation by RBMG

   Exhibit 5.4(k)          Compensation or benefits to NetBank employees

   Exhibit 5.4(n)          Settlement of litigation by NetBank




                                                               Exhibit 99.1

For Immediate Release


NetBank Contact:
Matthew Shepherd
678-942-2683
mshepherd@netbank.com

RBMG Contact:
Jerri Franz
904-306-9222, ext. 2
jfranz@marketingsynergies.com


                 NetBank, Inc. Reaches Definitive Agreement
            To Acquire Resource Bancshares Mortgage Group, Inc.

    Combination Will Create a Diversified Financial Services Powerhouse That Leverages Technology to Create Greater Customer and Shareholder Value

ATLANTA -- (November 19, 2001) -- NetBank, Inc. (Nasdaq: NTBK), the holding company for the country's largest independent Internet bank, NetBank(R) (www.netbank.com), Member FDIC and Equal Housing Lender, today announced a definitive agreement to acquire Resource Bancshares Mortgage Group, Inc. (Nasdaq: RBMG; www.rbmg.com), a wholesale mortgage banking company and financial intermediary focused on the purchase, sales and servicing of residential, single-family first mortgage loans through a nationwide network of mortgage brokers and correspondent banks. Terms of the agreement call for common shareholders of RBMG to receive 1.1382 shares of NetBank common stock in exchange for each share of RBMG common stock.

The acquisition is part of the bank's investment strategy and builds on its purchase earlier this year of Market Street Mortgage, a direct-to-consumer mortgage lender based in Clearwater, Florida, with 42 offices in 10 states. RBMG's conforming mortgage business will operate as a wholly owned subsidiary of the bank. Based on third quarter results of this year, the combined company will have assets totaling $3.6 billion and approximately 1,950 employees. The combined company's stock will trade on Nasdaq under the NetBank name and ticker symbol. The acquisition is expected to close within the first half of 2002, possibly by the end of the first quarter, and is subject to normal shareholder and regulatory approval.

The two companies have complementary strengths that when combined represent greater earnings opportunities and exceptional business synergies, including:

         o A lower-cost source of funding for the mortgage business through the bank's proven efficiency in attracting deposits on the Internet;

         o Improved means for the bank to deploy deposits into sound, higher-yield assets;

         o Further diversification of the bank's income stream, including increased fee income;

         o Greater cross-selling opportunities, whether the customer relationship begins on the mortgage or banking side of the business; and

         o Further depth of management that mixes the asset-generation experience of the mortgage business with the technology and new media marketing expertise of the bank.

"This acquisition is particularly significant," said D.R. Grimes, CEO, NetBank. "In many ways, it will complete our transition from a start-up retail bank into a sizeable, diversified financial services institution. Over the past year, we have talked about our effort to strategically build out the asset side of the bank's balance sheet to create greater value for our shareholders. With Market Street Mortgage, we were able to enter the retail lending business with a seasoned management team and increase our overall earnings immediately. RBMG represents the same opportunity on a larger scale within the wholesale industry."

"Beyond the operational synergies that exist between the companies, we share a customer-centric corporate culture and a focus on continually growing our core profitability," said Douglas K. Freeman, CEO, RBMG. "Both companies share a reputation for being an innovator in leveraging technology across their business to improve internal efficiencies and better serve their customers. Together, we will have tremendous intellectual capital and skill sets to build on."

Following the successful completion of the acquisition, T. Stephen Johnson and Grimes will continue as Chairman and Vice Chairman of the combined company. Freeman will serve as CEO. The board of directors will consist of 11 members -- 6 from the NetBank board, 4 from the RBMG board and one member who currently serves on both boards. Existing management teams will oversee the respective businesses.

A conference call with analysts has been scheduled for 11 a.m. ET today. Johnson, Grimes and Freeman will discuss the integration of the two businesses and answer analyst questions. Individual investors may submit their questions via e-mail to investorrelations@netbank.com until 10 a.m.

Interested parties can listen to the call by dialing 877-918-3008 (or 712-271-0618 from outside of the U.S.) When asked, individuals must identify the conference call leader as D.R. Grimes and the password as NetBank. The speakers will work from a presentation highlighting the inherent opportunities of the transaction. The presentation is posted on the Web sites of both companies, in the Investor Relations areas at www.netbank.com and www.rbmg.com.

The call will also be available through an audiocast on both sites in the above-referenced areas. Individuals should log on 10 minutes before the call begins in case they need to download any necessary software application. Or, individuals may call 800-388-4923 to hear a replay of the discussion. The replay number will be active immediately afterward through November 26.

About NetBank(R)

NetBank, Inc. (Nasdaq: NTBK) is a financial services company that has recorded 14 consecutive quarters of profitability to date. Its wholly owned subsidiary, NetBank, Member FDIC, currently has $2.5 billion in assets and serves customers in all 50 states and 20 foreign countries. NetBank shares the operational cost savings of its branchless business model with customers through high interest rates on deposit accounts and reduced- or no-fee banking services. The bank offers a comprehensive line of banking, brokerage and lending products along with innovative services. Customers enjoy free interest-bearing checking with an ATM or Visa(R) Check Card, free unlimited online bill payment and presentment, wireless account access and an account consolidation service that allows them to review their online accounts at other institutions through the NetBank Web site. Readers of Worth honored NetBank as a top online bank in the magazine's 2000 and 2001 "Readers' Choice Awards." For more information, visit NetBank at www.netbank.com, or call 1-888-BKONWEB (256-6932).

About Resource Bancshares Mortgage Group, Inc.

Resource Bancshares Mortgage Group, Inc. (Nasdaq: RBMG) is a financial services company primarily engaged in the business of mortgage banking. Through its wholly owned subsidiaries, RBMG works with correspondent lenders and brokers to purchase, sell and service agency-eligible and subprime residential, single-family first-mortgage loans and to purchase and sell servicing rights associated with agency-eligible loans. More information about RBMG can be found at www.rbmg.com.

                                    ###

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between NetBank and RBMG, including a lower-cost source of funding for RBMG, access to higher-yield assets for NetBank, further diversification of NetBank's income stream and greater cross-selling opportunities for both businesses; (ii) statements with respect to NetBank's and RBMG's plans, objectives, expectations and intentions and other statements that are not historical facts, including the proposed management structure of the combined company; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of NetBank's and RBMG's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of NetBank and RBMG may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) NetBank may not attract sufficient deposits to provide RBMG greater liquidity for loan funding;(3) RBMG may not generate a consistent volume of varied loan products for NetBank to retain as investments; (4) unexpected changes in existing senior management teams of either company before the merger is complete; (5) revenues following the merger may be lower than expected; (6) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; (7) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (8) the failure of NetBank's and RBMG's shareholders to approve the merger; (9) competitive pressures among financial services institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (10) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (11) changes in the U.S. and foreign legal and regulatory framework; and (12) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets. Additional factors that could cause NetBank's and RBMG's results to differ materially from those described in the forward-looking statements can be found in NetBank's and RBMG's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to NetBank or RBMG or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. NetBank and RBMG do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

The proposed transaction will be submitted to NetBank's and RBMG's shareholders for their consideration, and NetBank and RBMG will file a registration statement, of which a joint proxy statement/prospectus will form a part and other relevant documents concerning the proposed transaction with the SEC. Shareholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about NetBank and RBMG, at the SEC's Internet site (www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to NetBank, Inc., Investor Relations, Royal Centre Three, Suite 100, 11475 Great Oaks Parkway, Alpharetta, GA 30022, 770-343-6006, or to Resource Bancshares Mortgage Group, Inc., Investor Relations, 7909 Parklane Road, Columbia, SC 29223, 803-741-3000.

NetBank and RBMG, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of NetBank and RBMG in connection with the merger. Information about the directors and executive officers of NetBank and their ownership of NetBank common stock is set forth in the proxy statement, dated March 26, 2001, for NetBank's 2001 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Information about the directors and executive officers of RBMG and their ownership of RBMG common stock is set forth in the proxy statement, dated April 6, 2001, for RBMG's 2001 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.